Exhibit 10.10

EXECUTION VERSION

CREDIT AGREEMENT

DATED

March 27, 2013

BETWEEN

SEVEN SEAS

SEVEN SEAS WATER CORPORATION (USVI), AS BORROWER

AQUA VENTURE HOLDINGS LLC, AS GUARANTOR

AND

THE BANK OF NOVA SCOTIA, AS ADMINISTRATIVE AGENT

THE BANK OF NOVA SCOTIA, AS LENDER

FIRSTBANK PUERTO RICO, AS LENDER

i

CREDIT AGREEMENT

This Credit Agreement is made as of the 27th day of March , 2013.

BETWEEN:

THE BANK OF NOVA SCOTIA, a banking institution organized and existing under the laws of Canada having its executive offices and principal place of business located at 44 King Street West, Toronto, Ontario, Canada, in its capacity as Administrative Agent and Lender; and

FIRSTBANK PUERTO RICO, a commercial banking institution whose mailing address is P.O. Box 309600, St. Thomas, U.S. Virgin Islands 00803, in its capacity as Lender;

- AND-

SEVEN SEAS WATER CORPORATION (USVI), a company incorporated and existing under the laws of the United States Virgin Islands, having its principal office located c/o Marjorie Rawls Roberts, PC, One Hibiscus Alley, 5093 Dronningens Gade, Ste. 1, St. Thomas, VI 00802, in its capacity as borrower, (hereinafter referred to as the “Borrower”); and

AQUA VENTURE HOLDINGS LLC, a Delaware limited liability company, with an executive office located at 14400 Carlson Circle, Tampa, Florida 33626, in its capacity as Guarantor.

WHEREAS

A)                                   The Lenders have agreed to make available to the Borrower funds pursuant to this non-revolving term loan allowing a maximum aggregate value of Advances from the Lenders totalling TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the “Loan”), in consideration of the various representations, warranties, covenants, and other undertakings hereinafter set forth, made or agreed by the Borrower; and

B)                                   The Borrower has agreed to use the funds to be advanced pursuant to this Agreement upon and subject to the terms and conditions of this Agreement.

NOW THEREFORE IT IS HEREBY AGREED by and between the parties as follows:

SECTION 1

DEFINITIONS

In this Agreement, unless otherwise defined herein, the following terms shall have the following meanings:

1.1                               “Acquisition” means any transaction, or any series of related transactions, consummated after the Effective Date, by which the Borrower acquires at least a twenty per cent

(20%) ownership interest in another Person, whether through (a) a purchase of stock or other ownership interest, (b) a merger or (c) otherwise.

1.2                               “Administrative Agent” means The Bank of Nova Scotia and its successors and assigns.

1.3                               “Administration Agent Fee” means the annual fee payable to the Administrative Agent pursuant to the Fee Letter.

1.4                               “Advance” means a cash advance made or to be made by the Lenders hereunder as further evidenced by the signature of an authorized officer of the Lenders on Schedule I to the relevant Promissory Note, substantially in the form of Appendix IV.

1.5                               “Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, the Person specified.

1.6                               “Agreement” means this Credit Agreement, including Appendices I, II, III, IV, V VI and VII, as amended, restated or modified from time to time.

1.7                               “Alternative Rate” shall mean for any day, the sum of (x) the relevant Margin and (y) the rate of interest per annum in effect for such day as publicly announced from time to time by the Wall Street Journal as the “prime rate” for United States Dollar loans in the United States less (z) 1.00% per annum.

1.8                               “Applicable Accounting Principles” means accounting principles under which the Borrower’s audited financial statements are prepared, which shall be US GAAP, unless the Borrower notifies the Administrative Agent in writing that its audited financial statements will be prepared according to the IFRS.

1.9                               “Assignment of Water Agreements” has meaning set forth in Section 2.3(h).

1.10                        “Board” has the meaning set forth in Section 8.16.

1.11                        “Borrowing Notice” means a notice, substantially in the form set out in Appendix I hereto, by which the Borrower requests an Advance.

1.12                        “Business Day” means (a) for the purpose of establishing the relevant LIBOR or Payment Date, a day on which banks are not required to close in London, United Kingdom, New York, New York, United States of America and Toronto, Ontario, Canada and (b) for the purpose of establishing the day a transfer of funds is to be made, a day on which commercial banks are open in New York, New York, United States of America, Toronto, Ontario, Canada and the USVI.

1.13                        “Capital Lease Obligations” means obligations of any Person under any leasing or similar arrangement which, in accordance with Applicable Accounting Principles, would be classified as capitalized leases.

1.14                        “Change in Control” means, with respect to the Borrower, any event that results in the Shareholder no longer (a) owning or Controlling, directly or indirectly, more than fifty per cent (50%) of the Voting Stock of the Borrower or (b) maintaining or exercising, directly or indirectly, the authority to direct or cause the direction of the management and policies of the Borrower (including, without limitation, the election of a majority of directors on the board of directors of the Borrower or persons performing similar duties).

1.15                        “Change in Law” means (a) the introduction, enactment, adoption or phase-in of any law, rule, directive, guideline, decision or regulation (or any provision thereof) by any Governmental Authority after the Effective Date; (b) any change in any law, rule, directive, guideline, decision or regulation (or any provision thereof) or in the interpretation or re-interpretation or application thereof by any Governmental Authority after the Effective Date; or (c) compliance by any Lender with any request, guideline, decision or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.  For the avoidance of doubt, “Change in Law” shall apply to all requests, rules, guidelines or directives concerning capital adequacy issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III with effect on or after the Effective Date (regardless of the date adopted, issued, promulgated, or implemented).

1.16                        “Change Orders” means changes to the specifications or scope of the Project made after the Effective Date that increase the Project Budget.

1.17                        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as from time to time in effect.

1.18                        [Reserved].

1.19                        “Commitment Fee” means the fee equal to one and three-tenths of one per cent (1.30%) per annum, calculated on the undrawn balance of the Loan, which shall begin to accrue on the Effective Date, shall be payable on each Payment Date; and shall cease to accrue on the earlier of (i) the Final Drawdown Date, and (ii) the date the undrawn balance of the Loan is cancelled.  It shall be calculated on the basis of a three hundred and sixty (360) day year and the actual number of days outstanding.

1.20                        “Confidential Information” has the meaning set forth in Section 12.7.

1.21                        “Confidential Information Holder” has the meaning set forth in Section 12.7.

1.22                        “Contractor” means any company that contracts with the Borrower to provide goods and /or services listed in the Project Budget.

1.23                        “Control” (including the terms “Controlling”, “Controlled by” and “under common Control with”) of a Person means the possession, direct or indirect, of the power to vote more than fifty percent (50%) of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

1.24                        “Debt Service” means for any period, the sum of the following: (a) all payments of principal of Financial Debt scheduled to be made during such period (exclusive of the remaining Loan Amount due on the Maturity Date); plus (b) all Interest Expense in respect of Financial Debt for such period.

1.25                        “Debt Service Coverage Ratio” or “DSCR” for each applicable measurement period, shall be the ratio of (a) the Borrower’s EBITDA during such period less maintenance capital expenditures, to (b) Debt Service during such period, in each case, as determined by the Borrower’s most recently available financial statements.

1.26                        “Debt Service Reserve” or “DSR” means a balance from time to time held in an account established by the Borrower at the Administrative Agent’s main branch in Toronto, Ontario, Canada in an amount equal to or greater than the next three (3) months of Debt Service, at all times subject to the provisions of Section 6.14.

1.27                        “Default Margin” has the meaning set forth in Section 3.3.

1.28                        “Distributions” means payments by the Borrower to its shareholders in respect of capital stock or any other ownership interest, including interest or principal on shareholder’s loans, dividends or withdrawal of capital, in cash or other property except for payments payable solely in stock or other ownership interests.

1.29                        “Dollars and $” each means lawful currency of the United States of America.  (All figures referred to in this Agreement are in lawful currency of the United States of America unless set out to the contrary).

1.30                        “Drawdown Date” means the disbursement date for an Advance.

1.31                        “DSR Drawing” has the meaning set forth in Section 6.14.

1.32                        “EBITDA” means, for any period, the earnings of the Borrower, as set forth in the financial statements (audited or unaudited) of the Borrower available for the most recently ended accounting period (prepared in accordance with Applicable Accounting Principles), plus, (a) the sum of the following to the extent deducted in the calculation of earnings (i) interest, (ii) taxes, (iii) depreciation and amortization expense,(iv) non-cash stock based compensation expenses, (v) other non-recurring expenses of the Borrower reducing such earnings, which do not represent a cash item in such period or any future period, including without limitation non-cash expenses related to any asset sale permitted under this Agreement, (vi) extraordinary losses determined in accordance with GAAP and minus to the extent included in calculating such earnings, (b) all non-cash items increasing earnings for such period and extraordinary gains determined in accordance with GAAP.

1.33                        “Effective Date” means the date of execution of this Agreement.

1.34                        “Electronic Communication Agreement” means the agreement in the form attached as Appendix III hereto by which the Borrower as client therein requests and authorizes the Administrative Agent as bank therein to receive instructions and information from time to time by way of facsimile transmission equipment and/or electronic/computer mail.

1.35                        “Environmental Laws” means any and all Legal Requirements in the USVI, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

1.36                        “Environmental Questionnaire” means the Administrative Agent’s questionnaire pursuant to environmental risks of the Project substantially in the form of Appendix II.

1.37                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

1.38                        “ERISA Affiliate” means any trade or business (whether or not incorporated) which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

1.39                        “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan, for which notice is not waived; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 430(k) of the Code; (c) with respect to any Plan, the failure to meet the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived (unless such failure is corrected by the final due date for the plan year for which such failure occurred); (d) the filing pursuant to Section 412(c) of the Code or Section 303(e) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by the Borrower of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) the occurrence of a nonexempt “prohibited transaction” with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could reasonably be expected to incur a material liability.

1.40                        “Event of Default” means any one or more of the events or circumstances specified in Section 9.1 hereof.

1.41                        “Event of Loss” means with respect to any property of the Borrower relating to the Project, any loss of, destruction of or damage to, condemnation or taking of, such property.

1.42                        “Fee Letter” means the fee letter dated December 4,  2012 between the Administrative Agent and the Borrower.

1.43                        “Fees” means the Commitment Fee, the Up-Front Fee, fees referenced in the Fee Letter and, where applicable, the Prepayment Fee.

1.44                        “Final Drawdown Date” means the last date upon which Advances may be provided to the Borrower, which shall be August 31, 2013.

1.45                        “Financial Debt” means the sum of short- and long-term debt of the Borrower with financial institutions and evidenced by debt instruments, including, among other things, Capital Lease Obligations, overdrafts, bank loans, bonds, commercial paper and any other interest-bearing debt instruments.

1.46                        “Financial Documents” shall include, but are not limited to, this Credit Agreement, the Promissory Notes, the Guarantee, the other Security Documents and any documents delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or the Guarantor in connection with any of the foregoing.

1.47                        “Fiscal Quarter” means any quarter of a Fiscal Year.

1.48                        “Fiscal Year” means, with respect to the Borrower, any annual fiscal reporting period of the Borrower.

1.49                        “Fixed Rate Base” means the Lender’s cost of funds in the swap market for fixed interest rate funding, matching the amount and repayment schedule of the Loan, plus 0.25% per annum.

1.50                        “Fixed Interest Rate” means the Fixed Rate Base plus the Margin.

1.51                        “Fixed Interest Rate Notice Date” has the meaning set forth in Section 3.1 (a).

1.52                        “Floating Interest Rate” means LIBOR plus the Margin.

1.53                        “GAAP” or “US GAAP” means generally accepted accounting principles in the United States of America.

1.54                        “Governmental Authority” means any federal, provincial, local, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with Canada or the United State of America, any state, a province or territory thereof, or any foreign entity or government.

1.55                        “Guarantee” means the irrevocable, unconditional guarantee executed by the Guarantor in favor of the Administrative Agent, on behalf of the Lenders, for the Loan Amount in the form set out in Appendix V hereto.

1.56                        “Guarantor” means AquaVenture Holdings LLC, a Delaware limited liability company formed on December 11, 2006.

1.57                        “Harley Contract” has the meaning set forth in Section 1.119.

1.58                        “Harley Plant” has the meaning set forth in Section 1.91.

1.59                        “Hedging Instruments” means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures.

1.60                        “Hold Back” means the amount of up to two million Dollars ($2,000,000) of the Loan Amount which shall be held back from disbursement by the Lenders to the Borrower as an Advance until the later of the Commercial Operations Date, as defined (i) in Section 3.4 of the Water Purchase Agreement dated May 12, 2011 for the Harley Plant and (ii) in Section 3.3 of the Water Purchase Agreement dated April 5, 2012 for the Richmond Plant; and in both cases provided all costs for the Project have been paid or will be paid with the final disbursement.

1.61                        “IE Certificate” means a certificate signed by the IE confirming: (i) the status and progress of the Project construction; (ii) to the best of IE’s knowledge, no circumstances exist that would, or would reasonably expect to (A) delay Project completion or (B) cause the Project Costs to exceed the Project Budget; (iii) to the best of IE’s knowledge and using its professional judgment, the invoices attached to the Borrowing Notice are pursuant to the contracts that form part of the Project Budget and the work/goods have been inspected by the IE and considered acceptable and, (iv) work completed as of the date of the IE Certificate is in accordance with the WPA.

1.62                        “IFRS” means International Financial Reporting Standards which are principal-based accounting standards and interpretations.

1.63                        “Independent Engineer” or “IE” means an independent engineer appointed by the Borrower and approved by the Lender, with all costs payable by the Borrower.

1.64                        “Independent Engineer Report” or “IE Report” means the report prepared by the IE certifying to the best of the IE’s knowledge that, based upon, but not limited to, plans, specifications, choice of equipment, drawings and technical reports:  (i) the equipment and construction plans for the Project will meet the technical requirements specified in the WPA and perform as required by the WPA; (ii) the construction budget for the Project is reasonable and the combination of debt and equity will be sufficient to complete the Project; and, (iii) there is no reason to believe that the Project would not be completed on time for a cost within the Project Budget.

1.65                        “Indebtedness” means, for any Person without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (and not for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within one hundred and eighty (180) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others guaranteed by such Person; (g) obligations of such Person in respect of surety bonds and similar obligations; and (h) Hedging Instruments.

1.66                        “Insurance Policies” means (i) a builder’s all-risk policy (including hurricane and earthquake risk) insuring the Project until the Project Completion Date; and (ii) an all-risk insurance policy (including hurricane, earthquake risk and business interruption) covering the Project after the Project Completion Date, issued by an insurer acceptable to the Administrative Agent.

1.67                        “Interest Expense” means, for any period, the aggregate amount of interest paid or required to be paid in cash by the Borrower in respect of Financial Debt during such period and in all cases excludes capitalized interest.

1.68                        “Interest Period” means with respect to any Advance, (i) the period commencing on the relevant Drawdown Date listed on the first column of Schedule 1 of the Promissory Note with respect to such Advance and extending up to, but not including, the next Payment Date; and (ii) thereafter the period commencing on each Payment Date and extending up to, but not including, the next Payment Date.

1.69                        “Legal Requirements” means, with respect to any Person or its property, shall mean all laws, statutes, codes, acts, ordinances, permits, licenses, authorizations, directions and requirements of all governmental departments, commissions, boards, courts, authorities and agencies, and any material deed restrictions or other requirements or record, applicable to such Person or such property, or any portion thereof or interest therein or any use or condition of such property or any portion thereof or interest therein (including those relating to zoning, planning, subdivision, building, safety, health, use, environmental quality and other similar matters).

1.70                        “Lenders” shall mean, collectively, The Bank of Nova Scotia and FirstBank Puerto Rico, and their respective successors and assigns, in whole or in part.

1.71                        “Lender’s Commitment Percentage” means, for each Lender, the percentage listed by such Lender’s name on Appendix VII.

1.72                        “LIBOR” means, in relation to each Advance or any unpaid sum for an Interest Period:

(a)                                 The Bankers Association London Interbank Offer Rate as reported by Thomson Reuters per annum appearing on Bloomberg BBAM1 Page or any equivalent successor to that page (as determined by the Lender) (the “Thomson Reuters BBA LIBOR Screen”) at or about 11:00 a.m. (London Time) on the second Business Day preceding the first date of such Interest Period (the “Rate Fixing Day”) for the offering of deposits in Dollars for a period comparable to the Interest Period; or

(b)                                 If no relevant rate appears on the Thomson Reuters BBA LIBOR Screen for the purposes of paragraph (a) above or the Lender determines that no rate for a period of comparable duration to the relevant Interest Period appears on the Thomson Reuters BBA LIBOR Screen at the relevant time, the rate per annum appearing on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for three month deposits of United States Dollars at or about 11:00 a.m. (London time) on the second Business Day preceding the first date of such Interest Period; or

(c)                                  If it is not possible to determine LIBOR in the way referenced in the preceding subsections (a) and (b) for any such Interest Period, then LIBOR will mean the rate per annum determined by the Lender to be the arithmetic mean (rounded upward if necessary to the nearest one sixteenth (l/16th) of one percent (1.0%)) of the rates as supplied to the Lender, at its request, quoted by the Reference Banks as such Reference Banks’ rate at which deposits in an amount approximately equal to the amount in relation to which LIBOR is to be determined and for a period equivalent to the period for which LIBOR is to be determined are offered to prime banks in the London Interbank Market at or about 11:00 a.m. (London Time) on the date falling two (2) Business Days before the commencement of such Interest Period.

For the purpose of this definition, “Bloomberg BBAM1 Page” means the display so designated on the Reuters Screen or such other page as may replace that page on that service.

1.73                        “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

1.74                        “Loan Amount” means the aggregate amount of the principal, interest, expenses, Fees, and any other charges due and owing under this Agreement by the Borrower at any particular time.

1.75                        “Make-Whole Amount” has the meaning set forth in Section 3.2.

1.76                        “Margin” means three and one-quarter per cent (3.25%) per annum.

1.77                        “Margin Stock” means that term as defined in Regulation U of the Regulations of the Board.

1.78                        “Material Adverse Effect” means a material adverse change in or material adverse effect on (a) the rights and remedies of the Lender under this Agreement or any of the other Financial Documents, (b) the Project or the ability of the Borrower to perform its material obligations under any material agreement relating directly to the Project, or, (c) the business, financial condition or operations of the Borrower and the Guarantor, taken as a whole.

1.79                        “Maturity Date” means the final Payment Date which shall occur no later March 15th, 2018.

1.80                        “MGD” means one million United States gallons per day.

1.81                        “Multiemployer Plan” means a “multiemployer plan” subject to the provisions of Title IV of ERISA and as defined in Section 4001(a)(3) of ERISA as to which the Borrower or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

1.82                        “Obligations” means all Indebtedness (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) at any time owing by Borrower to a Lender under this Agreement and/or any of the other Financial Documents of every kind and description, whether or not for the payment of money, whether direct or indirect, primary or secondary, due or becoming due, now existing or hereafter arising and all amounts required to be paid by Borrower to Lender hereunder.

1.83                        “Payment Date” means the 15th day of each month.

1.84                        “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

1.85                        “Permitted Liens” means (i) any Liens granted to the Lender; (ii) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith by appropriate proceedings; (iii) Liens imposed by applicable law, such as carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than ninety (90) days or that are being contested in good faith by appropriate proceedings; (iv) Liens consisting of zoning restrictions, licenses restrictions and similar encumbrances on the use of property which do not interfere with the ordinary conduct of the Borrower’s business; (v) Liens granted to secure the purchase price of property acquired and any renewal or extension of such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing; (vi) Liens consisting of easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purpose; (vii) Liens securing capitalized leases permitted under Section 5.1(i), and (viii) any other Liens securing Indebtedness permitted under Section 5.1(i).

1.86                        “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

1.87                        “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under

Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or Section 414 of the Code.

1.88                        “Prepayment Amount” has the meaning set forth in Section 3.2.

1.89                        “Prepayment Date” has the meaning set forth in Section 3.2.

1.90                        “Prepayment Fee” means a fee payable by the Borrower to the Lenders in an amount equal to one percent (1.0%) of the principal of the Loan prepaid.

1.91                        “Project” means the construction of two sea water reverse osmosis desalination plants with a minimum capacity of 3.3 MGD each, at the Randolph Harley Power Generation Plant on St. Thomas, USVI (the “Harley Plant”) and at the Richmond Power Generation Plant on St. Croix, USVI (the “Richmond Plant”); plus a 0.55 MGD Ultra Pure Water facility at the Harley Plant and a 0.25 MGD Ultra Pure Water facility at the Richmond Plant.

1.92                        “Project Budget” means the document detailing the construction schedule and Project Costs, as amended or modified from time to time as contemplated by Section 5.1 (j) and attached hereto as Appendix VI.

1.93                        “Project Completion Certificate” means a certificate prepared by the IE certifying the Project Completion Date for each of the Harley Plant and the Richmond Plant.

1.94                        “Project Completion Date” means, the Commercial Operations Date as defined in Section 3.3 of the Richmond Contract and in Section 3.4 of the Harley Contract, as applicable.

1.95                        “Project Costs” means all costs related to: (a) the design, engineering, development, construction, installation and commissioning of the Project; (b) interest and the Commitment Fee during the construction; and (c) DSR, the Fees, legal fees and IE fees pursuant to this Agreement.

1.96                        “Project Documents” shall include, but are not limited to, all contracts for construction, equipment and materials pursuant to the Project; the Water Purchase Agreements and the leases dated (a) May 12, 2011, by and between WAPA and the Borrower with respect to the Harley Plant and (b) April 5, 2012 by and between WAPA and the Borrower, with respect to the Richmond Plant.

1.97                        “Promissory Notes” means the promissory notes, which shall be executed by the Borrower in favor of the Lenders, in the form attached hereto as Appendix IV.

1.98                        “Reference Banks” means any four (4) of Bank of America, Citibank N.A., Credit Suisse, Deutsche Bank AG, HSBC, JP Morgan Chase Bank, UBS AG and Barclays Bank.

1.99                        “Regulation U” means Regulation U of the Board from time to time in effect and all official rulings and interpretations thereunder or thereof.

1.100                 “Required Lenders” means as of any date, the Lender or Lenders holding in the aggregate at least a majority of the outstanding principal of the Loan Amount on such date.

1.101                 “Revenue Account” means the current account, established by the Borrower, with The Bank of Nova Scotia, Altona & Welgunst Branch, Charlotte Amalie, St. Thomas into which all revenues pursuant to the Water Purchase Agreements shall be sent directly from WAPA by wire transfer.

1.102                 “Richmond Contract” has the meaning set forth in Section 1.119.

1.103                 “Richmond Plant” has the meaning set forth in Section 1.91.

1.104                 “Sanctionable Practice” means any action prohibited under foreign corrupt practices laws in the United States of America or the USVI including, but not limited to: (i) any offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party; (ii) kickbacks and bribery; (iii) any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation; or (iv) impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

1.105                 “Security Documents” has the meaning set forth in Section 2.3.

1.106                 “Seven Seas Group” means AquaVenture Holdings LLC and its operating Subsidiaries in existence from time to time (unless otherwise specifically stated).

1.107                 “Shareholder” means Aqua Venture Capital Limited (BVI), a company incorporated under the laws of the British Virgin Islands.

1.108                 “Subsidiary” means, with respect to any Person, any corporation or other legal entity of which more than fifty per cent (50%) of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors or other applicable governing body of such corporation or entity (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

1.109                 “SWAP” has the meaning set forth in Section 3.2.

1.110                 “SWAP Interest Period” has the meaning set forth in Section 3.2(a).

1.111                 “Tangible Net Worth” or “TNW” means the sum of share capital, earned and contributed surplus and postponed funds, less (i) amounts due from officers/Affiliates (ii) investments in Affiliates and (iii) intangible assets.

1.112                 “Taxes” means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed or levied by any governmental, fiscal or other competent authority in the USVI.

1.113                 “Ultra Pure Water” shall have the meaning attributable to such term in the Harley Contract and Richmond Contract, respectively.

1.114                 “Uniform Commercial Code” means the Uniform Commercial Code of the State of New York in effect from time to time.

1.115                 “USVI” means United States Virgin Islands.

1.116                 “Up-Front Fee” means the fee equal to one per cent (1.00%) of the Loan (two hundred and fifty thousand Dollars ($250,000)) payable to the Administrative Agent on behalf of the pro rata share of the Loan by each Lender.  For avoidance of doubt, the Dollar value of the Up-Front Fee shall not be reduced or refunded in the event the Loan is reduced or cancelled.

1.117                 “Voting Stock” means shares of capital stock of any Person or any class or classes (however designated) that have by the terms thereof normal voting power to elect the members of the board of directors of such Person (other than voting power upon the occurrence of a stated contingency such as the failure to pay the dividends).

1.118                 “WAPA” means the Virgin Islands Water and Power Authority and its successors.

1.119                 “Water Purchase Agreement” or “WPA” means water purchase agreements with WAPA dated May 12, 2011 (the “Harley Contract”) and April 5, 2012 (the “Richmond Contract”) respectively, and all amendments thereto.

1.120                 “Welfare Plan” means any employee welfare benefit plan, as such term is defined in Section 3(1) of ERISA, sponsored by, or contributed to, by Borrower.

SECTION 2

LOAN PARTICULARS

2.1                               Purpose of the Loan.  The Loan shall be used to finance up to seventy-five per cent (75%) of the Project Costs.  Proceeds of the Loan shall be disbursed by the Administrative Agent on behalf of the Lenders to pay invoices pursuant to Project Costs, or to the extent the Shareholder has paid more than twenty-five per cent (25%) of Project Costs, to the Borrower to reimburse the Shareholder, subject to the Hold Back.

2.2                               Availability of Advances.

(a)                                 The Loan shall be available to the Borrower by way of Advances;

(b)                                 Each Advance shall be made in Dollars;

(c)                                  Advances shall be non-revolving;

(d)                                 Notice of each requested Advance shall be given as per Section 2.4; and

(e)                                  Any number of Advances may be requested by the Borrower, subject to the terms and conditions of this Agreement up until the Final Drawdown Date.

2.3                               Security.  The Loan shall be secured by (each of the following, a “Security Document” and collectively, the “Security Documents”):

(a)                                 The Guarantee;

(b)                                 A pledge of 100% of the Shareholder’s equity interests in the Borrower;

(c)                                  A first priority security in all of the Borrower’s personal property assets, including, but not limited to, all bank accounts, and proceeds from insurance claims, but excluding land leases with WAPA;

(d)                                 A first priority mortgage on the land known as 61 A, 61AA Estate Southgate, East End Quarter A Christiansted, St. Croix, U.S. Virgin Islands;

(e)                                  An assignment of funds on deposit in the DSR;

(f)                                   An assignment of funds on deposit in the Revenue Account and all other bank accounts in the Borrower’s name;

(g)                                  Insurance claim proceeds paid to the Administrative Agent in its capacity as lender loss payee under the Insurance Policies; and

(h)                                 The collateral assignment of present and future cash-flows from the Water Purchase Agreements under the Assignment of Water Agreements, dated as of even date herewith and executed by Borrower as assignor and the Administrative Agent as assignee (the “Assignment of Water Agreements”).

2.4                               Borrowing Notice.

(a)                                 Whenever the Borrower wishes to obtain an Advance, the Borrower shall send to the Administrative Agent a duly completed and executed Borrowing Notice.

(b)                                 Once a Borrowing Notice has been received by the Administrative Agent, such instructions shall be irrevocable.

(c)                                  If the applicable conditions precedent set forth in Section 4 of this Agreement are satisfied, the Administrative Agent, on behalf of the Lenders, shall provide the Advance no later than three (3) Business Days following receipt of the Borrowing Notice.

2.5                               Repayment of Loan Amount.

(a)                                 The Borrower shall repay the Loan Amount as per this Section 2.5;

(b)                                 The Loan principal shall be repaid, in 24 monthly instalments of US$300,000 commencing January 15, 2014 followed by 26 monthly instalments of US$375,000 and the balance of the Loan Amount (US$8,050,000) on the Maturity Date.

(c)                                  Such repayment shall be made by the Borrower to the Administrative Agent on behalf of the Lenders without set-off or counterclaim in immediately available funds not later than 1:00 p.m. (Eastern time) at the Administrative Agent’s designated account located at: The Bank of Nova Scotia New York Agency, 1 Liberty Plaza, Floors 22-26, New York, NY, USA 10016; Fed Funds ABA#02600253-2; Reference: For credit to: GWS Loan Agency Operations, Toronto, Ontario Account #6027-36, Attention: Director, Agency; Re: Seven Seas Water Corporation (USVI);

(d)                                 The Dollar is the currency of account and payment for each and every sum at any time due from the Borrower hereunder;

(e)                                  Interest on the Advances shall be payable as per Section 3; and

(f)                                   All Fees, legal fees and the other expenses shall be payable by the Borrower upon receipt of an invoice from the Administrative Agent pursuant to the terms and conditions of this Agreement.

2.6                               Voluntary Prepayment of Loan.

(a)                                 The Borrower shall have the right, after the Final Drawdown Date, on giving not less than thirty (30) days’ prior written notice to the Administrative Agent, which notice shall be irrevocable, to prepay all or a part of the principal of the Loan Amount, provided that:

(i)                                     Prepayment shall only occur on a Payment Date;

(ii)                                  The Borrower shall pay all break funding costs, if any, in full;

(iii)                               In the case of partial prepayments, such prepayments shall be in multiples of one million Dollars ($1,000,000) provided that the initial prepayment shall be not less than five million Dollars ($5,000,000);

(iv)                              The Borrower shall, (for any prepayment made prior to three (3) years after the Effective Date), pay the Prepayment Fee; and

(v)                                 Prepayments shall be applied against installments in the inverse order of their maturities.

2.7                               Mandatory Prepayment of Loan/Insurance Proceeds.  The Borrower shall make mandatory prepayment of the Loan, plus the Make Whole Amount and all break funding costs (if any) incurred by the Lenders in connection with such prepayment, but without Prepayment Fee as follows: (a) in an amount equal to termination payments received by Borrower under the Water Purchase Agreements; or (b) in an amount equal to the net proceeds of any asset sales if such net proceeds exceed in the aggregate $100,000 per year, provided that no mandatory prepayment shall be required if such amounts are reinvested in the Project; or (c) in an amount equal to any expropriation proceeds received by Borrower.  In addition to the foregoing, on any date on or after the Effective Date upon which the Administrative Agent receives any insurance proceeds from the Insurance Policies in connection with an Event of Loss, an amount equal to

100% of the amount of such insurance proceeds shall, upon receipt of notice to such effect from the Administrative Agent, be applied as a mandatory repayment of the Loan (together with a payment of all Make Whole Amounts and all break funding costs (if any) incurred by the Lenders in connection with such prepayment); provided, however, that if (x) the amount of insurance proceeds received by the Administrative Agent in respect of any such Event of Loss does not exceed five million Dollars ($5,000,000); (y) the Project is, and is reasonably expected to remain, in the reasonable opinion of the Administrative Agent, operational following the Event of Loss and during the occurrence of any repairs, and (z) the Project will, in the reasonable opinion of the Administrative Agent, be fully repaired within six (6) months following the date of such Event of Loss, such amounts shall not be required to be so applied on such date so long as:

(A)                               no Default or Event of Default then exists;

(B)                               such insurance proceeds are used to replace or restore any property in respect of which such insurance proceeds were paid within 180 days following the date of the receipt by the Administrative Agent of such insurance proceeds; and

(C)                               the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such insurance proceeds amounts shall be used and committed to replace or restore such property within such periods (which certificate shall set forth the estimates of the insurance proceed amounts to be so expended), and the Administrative Agent shall in such case hold all insurance proceeds and reimburse the Borrower from time to time for such replacement or restoration of the affected property upon receipt by the Administrative Agent of satisfactory documentation, including invoices, of the Borrower’s expenditures in connection with such replacement or restoration.

If all or any portion of such insurance proceed amounts are not required to be so applied pursuant to the preceding proviso or are not so used within the timeframe specified in this section (or such earlier date, if any, as the Borrower determines not to reinvest the insurance proceeds relating to such Event of Loss as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this section without regard to the immediately preceding proviso.

SECTION 3

INTEREST RATE

3.1                               Interest Rate.

(a)                                 No later than five (5) Business Days after the Final Drawdown Date, the Borrower shall notify the Administrative Agent and arrange to fix the interest rate for 100% of The Bank of Nova Scotia’s (in its capacity as a Lender) pro rata share of the Loan.  At the Borrower’s option and subject to the approval of the Lenders, the Borrower may also request other Lenders to fix the interest rate on their respective 100% pro rata share of the Loan.  As soon as practical thereafter, The Bank of Nova Scotia and, where applicable other Lenders, shall convert the interest rate on their pro rata share of the Loan to the Fixed Interest Rate and shall notify the Borrower as to the date the fixed rate is established (the “Fixed Interest Rate Notice Date”).

(b)                                 The Borrower shall pay interest on all Advances on each successive Payment Date from their respective Drawdown Dates until, but not including, the first Payment Date following the Fixed Interest Rate Notice Date, at the applicable Floating Interest Rate.

(c)                                  Commencing the first Payment Date following the Fixed Interest Rate Notice Date and continuing until the Maturity Date, the Borrower shall pay interest on the outstanding Loan balance for the next Interest Period at the Floating Interest Rate or Fixed Interest Rate applicable to each Lender.

(d)                                 All calculations in respect of interest shall be made on the basis of a three hundred and sixty (360) day year and the actual number of days outstanding.

3.2                               Fixed Interest Rate Make Whole Provision.  Upon (i) the prepayment of all or part of the Loan after the Fixed Interest Rate Notice Date by the Borrower under Section 2.6 and/or 2.7, or (ii) the Lender accelerating the Loan after the Fixed Interest Rate Notice Date, as set out in Section 9.2 hereof, the Borrower shall, in addition to any other amount then payable by the Borrower pursuant to the terms hereof, in respect of the amount to be prepaid (the “Prepayment Amount”), pay to the Lender, in Dollars, an amount (such amount, the “Make-Whole Amount”) equal to the one-time payment, if any, that the Lender would be required to pay, if the Lender were to enter into a notional fixed-to-floating interest rate swap (the “Swap”) with an acceptable investment grade financial institution counterpart, having the terms set out below.

The Make-Whole Amount shall be determined by the Lender in good faith pursuant to the methodology below as of the date on which the Prepayment Amount is to be paid (the “Prepayment Date”), as if the Lender were the floating rate payor under such Swap, which determination shall be conclusive and binding on the Borrower for all purposes in the absence of demonstrable error; provided, that, upon the request of the Borrower, the Lender shall describe in writing to the Borrower, in reasonable detail, the calculation of such direct cost.  The Swap shall have the following terms:

(a)                                 Both the fixed and floating rate payor dates shall be the same as the scheduled Payment Date of the applicable principal Loan Amount featuring a fixed interest rate (the number of days commencing, and including, on one such Payment Date to, but excluding, the next Payment Date being the “Swap Interest Period”), provided, that the initial Swap Interest Period shall commence on and include the Prepayment Date and the final Swap Interest Period shall end on but exclude the Maturity Date;

(b)                                 The fixed rate shall be the Fixed Rate Base;

(c)                                  The notional amount of the Swap shall be denominated in Dollars and shall be equal to the Prepayment Amount, amortized (if applicable) to reflect the application of the Prepayment Amount in the repayment schedule of the Loan featuring a Fixed Interest Rate;

(d)                                 The day count fraction shall be the actual number of days in the Swap Interest Period divided by 360;

(e)                                  The term of the Swap shall be equal to the period commencing on, and including, the Prepayment Date to, but excluding, the Maturity Date; and

(f)                                   The floating interest rate is the floating rate of interest that would be paid by the floating rate payor in respect of a swap having the terms and conditions set out above which appears on Reuters page 19901 (SEMIBOND-column 5) as of 11:00 a.m. (London time) on the day that is two (2) London Business Days preceding each Swap Interest Period (interpolated, for valuation purposes, in respect of the first calculation period of the Swap, to reflect the number of remaining days in the current Swap Interest Period).

3.3                               Default Interest.  In the event any amount of principal hereof or accrued interest on a Promissory Note is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay to the Lenders on demand interest on such unpaid amount (to the extent permitted by applicable law) for the period from the date such amount was due until such amount shall have been paid in full at an interest rate per annum equal to 30-day LIBOR plus the Margin, plus an additional two per cent (2.00%) (the “Default Margin”) per annum.

3.4                               Lender’s Option to Convert Loan to a 100% LIBOR-based interest rate following an Event of Default.  If the Administrative Agent, on behalf of all Lenders, provides the Borrower with a notice pursuant to Section 9.1 (Events of Default), the Lenders may, at their sole discretion, elect not to accelerate the Loan and instead declare that the Loan shall be converted to a loan payable on demand by the Lenders and the loans pursuant to a Fixed Interest Rate shall be converted to an interest rate equal to one month LIBOR plus the Default Margin.  For avoidance of doubt, in such circumstances the provisions of Section 3.2 shall continue to apply and the applicable Lender shall determine if a Make-Whole Amount is payable by the Borrower to the applicable Lender.  The Make-Whole Amount shall be calculated as if the Loan Amount were being prepaid in full on such conversion date.

3.5                               Market Disruption and Alternative Interest Rates.

(a)                                 If on or before the day that is three (3) Business Days prior to the start of an Interest Period, a Lender determines (i) Dollar deposits in the amount of the Advance for a matching Interest Period are generally not available in the London interbank market or (ii) the cost to the Lender of obtaining matching Dollar deposits in the London interbank market in respect of any Loan principal balance would be in excess of LIBOR or (iii) adequate reasonable means do not exist for ascertaining LIBOR, then the Lender shall notify the Borrower through the Administrative Agent in writing and on the last day of the then-existing Interest Period and will fund the Loan principal balance at the Alternative Rate.

(b)                                 Upon the Lender determining that the condition in Section 3.5 (a) has ceased, the Lender shall forthwith notify the Borrower through the Administrative Agent in writing, whereupon on the next Payment Date the Advance subject to the Alternative Rate shall be funded on the basis of one (1) month LIBOR.

SECTION 4

CONDITIONS PRECEDENT TO ANY ADVANCES

4.1                               Conditions Precedent to the Initial Advance.  The obligation of the Lenders to provide the initial Advance is subject to the Administrative Agent’s satisfaction (including satisfaction as to form and content) with each of the following conditions precedent:

(a)                                 There has been no Material Adverse Effect or Event of Default that has occurred and is continuing since the Effective Date;

(b)                                 All Financial Documents and Project Documents shall have been executed;

(c)                                  The Borrower has provided to the Administrative Agent copies of the Insurance Policies in compliance with the requirements of Section 6.2;

(d)                                 All Fees and expenses payable to the Lenders and the Administrative Agent hereunder have been paid and the Borrower shall have provided the following to the Administrative Agent:

(i)                                     The Borrower’s December 31, 2011 audited and its September 30, 2012 unaudited financial statements in form and substance acceptable to the Administrative Agent;

(ii)                                  A duly completed Environmental Questionnaire to the Administrative Agent’s satisfaction;

(iii)                               Letter from a senior officer of WAPA confirming that at the time of execution of the Water Purchase Agreement, WAPA had all requisite power to execute and deliver, and perform its obligations under the Water Purchase Agreement and the execution, delivery and performance by WAPA of the Water Purchase Agreement have been validly authorized by the Board of Directors of WAPA;

(iv)                              The IE Report and the IE Certificate;

(v)                                 Evidence satisfactory to the Administrative Agent confirming payment of at least twenty-five percent (25%) of Project Costs by means of internally generated cash flow and/or Shareholder’s capital injections into the Borrower, plus the Hold Back; and

(vi)                              A written statement signed by an officer of the Borrower stating:  (i) the Borrower is in possession of all relevant and material agreements, government approvals, licenses and permits necessary to enable it to conduct its business as conducted on the date of the Initial Advance and to conduct the work under the Project Budget together with a list of such agreements, government approvals, licences and permits; (ii) all property taxes and insurance premiums have been paid and respective accounts are current; and, (iii) all applicable local environmental codes and requirements have been met.

(vii)                           The Assignment of Water Agreements in a form acceptable to Administrative Agent, together with an executed acknowledgement from WAPA in a form acceptable to Administrative Agent.

(e)                                  Delivery to the Administrative Agent and each Lender of the following documents in respect of the Borrower and Guarantor:

(i)                                     Certificates of incumbency listing the names of the corporate officers and their respective positions within the Borrower and the Guarantor;

(ii)                                  Certificates of the authorized signatories of the Borrower and the Guarantor under seal, if required, to the effect that the requisite resolutions have been duly and properly passed at duly convened and constituted meetings of the shareholders or directors of the Borrower and the Guarantor, confirming that such resolutions are still in effect and have not been varied or rescinded, authorizing (A) the execution, delivery and performance of this Agreement, the Financial Documents and any ancillary documents to which the Borrower and/or the Guarantor is a party and (B) a named person or persons specified therein and whose specimen signatures appears thereon to sign, on behalf of the Borrower and the Guarantor, as applicable, this Agreement, Borrowing Notices and the Guarantee and any and all Promissory Notes and ancillary documentation, to which the Borrower and/or the Guarantor is a party, and to give any notices or certificates required and confirming that such resolutions are still in effect and have not been varied or rescinded;

(iii)                               A legal opinion addressed to the Administrative Agent and to each Lender, provided by the Borrower’s external New York counsel and external USVI counsel, which shall include, among other things, an opinion: (i) on the corporate status of the Borrower and the Guarantor; (ii) that the Borrower and the Guarantor are in possession of all relevant and material agreements, licenses and permits necessary to enable it to enter into and perform its obligations under the Financial Documents; and (iii) that the Financial Documents are valid and enforceable against the Borrower and the Guarantor; and

(f)                                   The Guarantor shall have provided to the Administrative Agent evidence, in a form acceptable to the Administrative Agent, confirming that its preference shareholders have waived the right of redemption of all preference shares.

4.2                               Conditions Precedent to the Initial Advance and Every subsequent Advance.  The Borrower shall provide the Administrative Agent with;

(a)                                 A Borrowing Notice in compliance with Section 2.4 of the Agreement; and

(b)                                 The IE Certificate in respect of the applicable Borrowing Notice

4.3                               Conditions Precedent to the Advance of the Hold Back.  Prior to disbursement of the Hold Back, the IE shall provide the Project Completion Certificate and prior to or simultaneously with the disbursement of the Holdback, the DSR shall be fully funded.

4.4                               Failure to Satisfy Conditions Precedent to the Initial Advance.  In the event the Conditions Precedent to the Initial Advance have not been satisfied within three (3) months from the Effective Date (as determined by the Administrative Agent), the Lenders reserve the right to amend terms and conditions herein or to cancel or reduce the Loan.

SECTION 5

NEGATIVE COVENANTS

5.1                               Until the Loan Amount is repaid in full, the Borrower shall not during the tenure of the Agreement (and the Guarantor shall not, with respect to Section 5.1(f) and (1)) without the prior consent in writing of each Lender, (such consent not to be unreasonably withheld):

(a)                                 Purpose:  Permit any breach of Section 2.1 of the Agreement respecting the purpose of the Loan;

(b)                                 Change of Control:  Permit a Change in Control to occur;

(c)                                  Limitation on Asset Sales:  Sell or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), assets of the Borrower for cumulative net proceeds greater than seven hundred and fifty thousand Dollars ($750,000) Dollars other than dispositions of obsolete, surplus or worn-out equipment.  Notwithstanding the foregoing and for avoidance of doubt, the six “temporary” 0.250MGD containerized desalination units at the Harley Plant may be sold provided the proceeds from the sale are used to retire all outstanding liabilities incurred pursuant to their acquisition and operation;

(d)                                 Limitation on Acquisitions:  Enter into or make any Acquisition;

(e)                                  Negative Pledge:  Other than Permitted Liens, permit any Liens against the assets or the property of the Borrower as security in favor of any creditor until the Loan Amount is repaid in full;

(f)                                   Negative Pledge Guarantor and its subsidiaries:  Other than Permitted Liens, permit any Liens against the assets or property of the Seven Seas Group (except Seven Seas Water (Trinidad) Unlimited) in existence as of the Effective Date in respect of assets existing from the Effective Date until two (2) years after the Effective Date, provided the Borrower is compliant with all financial and non-financial covenants under this Agreement;

(g)                                  Limitation on Distributions:  Except as permitted pursuant Section 2.1, permit any Distributions to its Shareholder or to any other person in respect of its capital stock or any ownership interest in the Borrower unless (i) the projected and historical DSCR on a rolling four (4) quarter basis, is equal to at least 1.40X, (ii) the DSR is fully funded, and (iii) all other covenants have been, and are, met;

(h)                                 Limitation on Indebtedness:  Permit any future Indebtedness in an amount in excess of three million Dollars ($3,000,000), individually or in the aggregate;

(i)                                     Limitation on Capital Expenditures:  Permit any future capital expenditures in an amount greater than one million Dollars ($1,000,000) per annum exclusive of Borrower’s self-funded expenditures made in connection with Intake Structure No. 2, as required pursuant to Section 6.7;

(j)                                    Limitation on Change Orders:  Permit any Change Orders (including any changes to categories within the Project Budget) so that no single Change Order, the sum of which individually or in aggregate, exceeds one million Dollars ($1,000,000);

(k)                                 Amendment to WPA or Lease:  Amend, vary, replace or amend and restate, in any material respect adverse to the Borrower, WPA or the leases dated May 12, 2011 between WAPA and the Borrower with respect to the Harley Plant and April 5, 2012 between WAPA and the Borrower with respect to the Richmond Plant), without the Administrative Agent’s prior written consent (such consent not to be unreasonably withheld or delayed).

(l)                                     Sanctionable Practices.  Guarantor and its Subsidiaries:  Engage in, or authorize or permit any member of the Seven Seas Group or any other Person acting on its behalf to engage in, with respect to its operations or any transaction contemplated by this Agreement, any Sanctionable Practices.  The Borrower further covenants that should the Lender notify the Borrower or the Guarantor of its concerns that there has been a violation of the provisions of this Section or of Section 8 (Representations and Warranties) of this Agreement, the Borrower and the Guarantor shall cooperate in good faith with the Lender and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from the Lender and shall furnish documentary support for such response upon the Lender’s request.

SECTION 6

AFFIRMATIVE AND FINANCIAL COVENANTS

6.1                               The Borrower and, in respect of Sections 6.1(a) and (b), 6.8, 6.13 and 6.16 (a) and (b) below, the Guarantor, hereby covenants and agrees with the Lender that until the Loan Amount is repaid in full, they shall at all times observe the following covenants:

(a)                                 Comply in all respects with all laws and regulations applicable to each of them, including United States of America laws relating to the payment of Taxes and corruption and bribery;

(b)                                 Maintain its existence, remain in good standing and remain duly qualified to carry on its business and own property in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except in each case, to the extent such failure could not reasonably be expected to have a Material Adverse Effect; and

(c)                                  Use and operate all of its facilities and properties in material compliance with all applicable Environmental Laws, keep all material and necessary permits, approvals, certificates, licences and other authorizations relating to environmental matters in effect and remain in material compliance therewith and to engage in any and all legally required environmental reporting, as required, in a thorough and appropriate manner, except in each case, to the extent such failure could not reasonably be expected to have a Material Adverse Effect.

6.2                               The Borrower hereby covenants that it shall, on an annual basis, provide the Administrative Agent with copies of Insurance Policies covering the Project in an amount equal to replacement cost for at least twenty-five million Dollars ($25,000,000) and such Insurance Policies shall name the Administrative Agent as lender loss payee.

6.3                               The Borrower hereby covenants that with regard to Section 6.2, it shall ensure (i) that all premiums due to any insurer in connection with the Project are paid in full on a timely basis; and (ii) that it will notify the Administrative Agent in writing promptly after acquiring knowledge of (a) any cancellation or alteration of insurance or (b) any expiry of insurance where the Borrower has determined or been advised the insurance will not be renewed, in each case of (a) and (b) not less than twenty (20) days prior to such cancellation of alteration of such insurance.  The Borrower agrees to request its insurer(s) to provide a certificate(s) to the Administrative Agent whereby the insurer(s) endeavor(s) to notify the Administrative Agent of any cancellation or alteration of insurance.

6.4                               The Borrower hereby covenants that it shall use the Advances exclusively for the purposes described in Section 2.1 of the Agreement.

6.5                               The Borrower shall ensure that the DSR is fully funded on the Final Drawdown Date.  For the avoidance of doubt, the proceeds from Advances may be used to fund the DSR.

6.6                               The Borrower covenants that the Project Completion Date shall occur no later than August 31, 2013.  In connection therewith, Borrower further covenants to deliver, or cause to be delivered, to the Administrative Agent, on or before September 30, 2013, a Project Completion Certificate, confirming, among other things, a Project Completion Date of August 31, 2013.

6.7                               The Borrower hereby covenants to (i) present to the Administrative Agent a letter or other documentation issued by WAPA confirming completion of work on Intake Structure No. 2, as defined in the Harley Plant Water Purchase Agreement, no later than December 31, 2014 and (ii) use its cash flow or additional shareholder equity to fund all costs associated with the work on Intake Structure No. 2.

6.8                               The Borrower and the Guarantor shall assume responsibility for all cost overruns with respect to the Project and any such overruns shall be funded when due.

6.9                               The Borrower shall permit the Lenders to inspect the Project during normal business hours, with reasonable advance notice to the Borrower and subject to reasonable conditions as to safety and other operating matters.

6.10                        The Borrower shall, no later than the end of each month and continuing until the Project Completion Date, provide the Administrative Agent with a progress report, in the form substantially similar to the forms of report customary for projects similar to the Project, with variance and explanations for each item in the Project Budget as of the end of the previous month.

6.11                        Notices.  The Borrower shall promptly, but in any event no later than seven (7) Business Days after any officer of the Borrower obtains knowledge thereof, give the Administrative Agent notice of:

(a)                                 The occurrence of an Event of Default or any event, circumstance or matter which may be reasonably expected to have a Material Adverse Effect;

(b)                                 Any proceedings relating to the Project where the amounts claimed individually or in the aggregate are in excess of one million Dollars

($1,000,000);

(c)                                  Any notice or claim of a material default or breach under the WPA; and

(d)                                 Promptly, following the Borrower’s receipt thereof from the IE, a Project Completion Certificate confirming the Project Completion Date has occurred.

6.12                        Financial Covenant - Debt Service Coverage Ratio.  The Borrower shall, at the end of each Fiscal Quarter, maintain a DSCR greater than or equal to 1.25X which shall be calculated and tested quarterly on a rolling four quarter basis, commencing June 30, 2014, using the Borrower’s unaudited quarterly financial statements.

6.13                        Financial Covenant - Guarantor’s Minimum Tangible Net Worth.  The Guarantor shall, at the end of each Fiscal Quarter, maintain a Minimum Tangible Net Worth greater than or equal to sixty-five million Dollars ($65,000,000), such Minimum Tangible Net Worth to be calculated using the Guarantor’s unaudited consolidated quarterly financial statements.

6.14                        Debt Service Reserve Drawing and Replenishment.  The Administrative Agent shall debit the DSR (each debit a “DSR Drawing”) to satisfy any payment obligations of Borrower not satisfied by Borrower as required under Section 2.5.  The Borrower shall replenish the DSR in an equal amount no later than thirty (30) days after each DSR Drawing.

6.15                        The Borrower shall maintain adequate records and books of accounts.

6.16                        Reporting Requirements.  The Borrower and the Guarantor shall provide the Administrative Agent with the following:

(a)                                 No later than one hundred and twenty (120) days after the end of the Fiscal Year of the Borrower, annual, unconsolidated, audited, financial statements of the Borrower and annual, consolidated, audited financial statements for the Guarantor;

(b)                                 No later than forty-five (45) days after the end of the Fiscal Quarter of each of the Borrower and Guarantor, quarterly, unaudited, unconsolidated, financial statements from the Borrower, and quarterly, unaudited, financial statements from the Guarantor on a consolidated basis with the Seven Seas Group together with a certificate in the form of a letter addressed to the Administrative Agent, signed by the president, chief financial officer or other appropriate officers, of the Borrower or Guarantor, as applicable, confirming the information in Sections 6.12 and 6.13;

(c)                                  A copy of the annual operating and capita! expenditure budgets and cash flow projections for the next Fiscal Year, for the Project within thirty (30) days prior to the Borrower’s Fiscal Year- end with the first such report due no later than sixty (60) days after the Project Completion Date;

(d)                                 A copy of a receipt issued by the Virgin Islands Bureau of Internal Revenue to the Borrower in respect of withholding tax paid pursuant to interest on the Loan Amount, each Fiscal Quarter; and

(e)                                  The Borrower’s duly completed Environmental Questionnaire within one hundred and twenty (120) days of each Fiscal Year-end.

SECTION 7

CHANGE OF CIRCUMSTANCES

7.1                               Change in Circumstances.  If at any time it shall become unlawful or contrary to any regulation (whether or not having the force of law) for any Lender to maintain the Advances or any part thereof, the Lender shall so certify to the Borrower by way of a written notice through the Administrative Agent.  Upon receipt of such written notice, the Borrower and the Lender shall negotiate in good faith for a period up to, but not exceeding thirty (30) days, with a view to the Lender making available the Advances in a manner free of such sanctions.  If upon the expiration of such a period, the Lender remains unable to continue the Advances on the agreed upon revised terms, the Lender may, by written notice, to the Borrower through the Administrative Agent, declare its obligations to be terminated on a date specified in the notice whereupon the Lender’s commitments shall cease and the Borrower shall forthwith (or as specified by the Lender) prepay all Advances with accrued interest and all other reasonable amounts payable to the Lender under this Agreement and the transactions it contemplates (such reasonable amounts with any reasonable costs incurred by Lender for the termination of the funding arrangements, (e.g. “break-funding” costs related to the Lender’s cancellation or prepayment of existing funding arrangements)), any reasonable documented, and out-of-pocket legal or business costs incurred by the Lender in order to investigate, assess, attempt to maintain or terminate the Loan, as mandated by competent authorities or reasonably determined by the Lender to be necessary and desirable and any other reasonable documented out-of-pocket costs, unforeseen by the Lender as of the Effective Date hereof, directly related to the purpose of this Section.

7.2                               Increased Costs.  If due to any Change in Law issued or made after the Effective Date by any Governmental Authority there shall be: (a) any increase in the cost to any Lender of making or maintaining the Loan; (b) any increase in the amount of capital required or maintained, or expected to be maintained, by the Lender and the amount of such capital is increased by or based upon the existence of the Loan outstanding hereunder; or (c) any decrease in the effective rate of return on the capital of the Lender of making or maintaining the Loan to a level below that which the Lender would have attained but for the Change in Law (all of the preceding excluding any such increased costs, increased capital requirements or decreased rate of return (each an “Event”, together the “Events”), resulting from (A) Taxes or (B) changes in the basis of taxation of overall net income or overall gross income affecting the Lender), (the determination of any or all of the preceding Event or Events being at the Lender’s sole and absolute discretion with respect to the Loan), then the Lender shall provide the Borrower with a notice through the Administrative Agent, (hereinafter, the “Notice”) that shall (1) describe in reasonable detail the Event together with the approximate date of the effectiveness thereof, (2) set forth the cost to the Lender of such Event, and (3) calculate such amount as the Lender determines in its sole and absolute discretion is necessary to be compensated for the cost of such Event.  Such Notices (or Notices) may be sent by the Lender in respect of an Event (or Events) from time to time.  The Borrower shall promptly, following receipt of such Notice, pay directly to the Lender the amount sufficient to compensate the Lender for the cost of such Event.  The Notice, including the certifications made therein, shall, in the absence of demonstrable error, be conclusive and binding on the Borrower.

SECTION 8

BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, the Borrower (and, in respect of Sections 8.12 and 8.15, the Guarantor) hereby REPRESENT AND WARRANT to the Administrative Agent and each Lender that, as of the Effective Date and at each Drawdown Date (except where specifically stated to be given as of another date):

8.1                               The Borrower has the power, authority, and capacity to enter into, exercise its rights under, and to perform and comply with its obligations under this Agreement, and that the execution and delivery of this Agreement and the other Financial Documents have been duly authorised by all necessary actions;

8.2                               The obligations expressed as being assumed by the Borrower under this Agreement and the other Financial Documents constitute the Borrower’s legal, valid and binding obligations, enforceable against the Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and general principles of equity;

8.3                               As of the Effective Date, under the laws of the USVI in force on the Effective Date, it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in the USVI or that any registration or similar Taxes be paid on or in relation to this Agreement;

8.4                               There is no pending and, to the Borrower’s knowledge, no threatened material litigation against the Borrower;

8.5                               There are no pending and, to the Borrower’s knowledge, there are no threatened (i) written claims, complaints, notices or requests for information received by the Borrower with respect to any alleged violation of any Environmental Laws by the Borrower, or (ii) written complaints notices or inquiries received by the Borrower regarding potential material liability of the Borrower under any Environmental Laws;

8.6                               Each Advance shall be used in a manner consistent with the purposes set out in Section 2.1 of this Agreement;

8.7                               No Event of Default has occurred or is continuing;

8.8                               No Material Adverse Effect has occurred and is continuing;

8.9                               Neither:

(a)                                 The execution and delivery of this Agreement by the Borrower;

(b)                                 nor the entry into and performance of all terms of this Agreement by the Borrower, any Promissory Notes or any transactions contemplated by this Agreement:

(i)                                     will conflict with, or result in any breach of any of the terms, conditions or provisions of, or constitute a default or require any authorization under any applicable law or regulation by which the Borrower is bound or will violate any order, license, permit or consent applicable to the Borrower or by which the Borrower is bound; or

(ii)                                  will cause any limitation on any of the powers of the Borrower whatsoever and howsoever imposed, to be exceeded; or

(iii)                               will require any consent or approval of any officer of the Borrower or any other person which has not been obtained.

8.10                        The claims of the Lenders regarding the Loan Amount shall rank at least pari passu in respect of the priority of payment of all other claims regarding all present and future Indebtedness of the Borrower;

8.11                        The Borrower is in compliance with all applicable USVI laws and regulations, including USVI law relating to the payment of Taxes and to corruption and bribery;

8.12                        No member of the Seven Seas Group, nor any Person acting on its or any of their behalf, has committed or engaged in, with respect to any of their respective operations or any transaction contemplated by this Agreement, any Sanctionable Practice;

8.13                        All written information heretofore furnished by the Borrower to the Lenders for purposes of or in connection with this Agreement is, and all such information hereunder furnished by the Borrower to the Lenders will be, true and accurate in all material respects on the date as of which such information is stated or certified.  Such information, when taken as a whole, does not contain any material misstatement of a material fact and does not omit to state any material fact necessary to make the statements therein not misleading.  The Borrower has disclosed to the Lenders in writing any and all facts known to Borrower which would reasonably be expected to have a Material Adverse Effect.

8.14                        Each Plan sponsored by Borrower is in compliance in all material respects with all applicable provisions of ERISA and the Code.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would result in a Material Adverse Effect.  Borrower has made or accrued all contributions due under the terms of any Plan, Welfare Plan or under ERISA with respect to all of its Plans and, with respect to all Plans sponsored by the Borrower, as of the Effective Date, the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan on a plan termination basis (using PBGC actuarial assumptions), as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA.  Neither Borrower nor any of its ERISA Affiliates, sponsors, maintains or contributes to any Plan that is subject to Title IV of ERISA.  None of Borrower’s ERISA Affiliates has incurred any liability to the PBGC under ERISA that could reasonably be expected to result in a Material Adverse Effect, and with respect to any Plan that has been terminated, all Plan obligations have been settled and there exists no unfunded liability of any kind.  As of the Effective Date, Borrower does not maintain any Welfare Plan providing coverage for any period of time beyond termination of employment (except to the extent required by Section 4980B of the Code).

8.15                        To the extent applicable, each of the Borrower, the Guarantor and their respective Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act.  No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

8.16                        Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” Margin Stock within the respective meanings of each of the quoted terms in the Regulations of the Board of Governors of the Federal Reserve System of the United States of America (the “Board”).  No part of the proceeds of any Loan have been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of “purchasing” or “carrying” Margin Stock under Regulation U or for any other purpose that would reasonably be expected to cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, Regulation U or Regulation X.  Borrower will not take, nor direct any agent acting on its behalf to take, any action which would reasonably be expected to cause any transaction or obligation, or right created by this Agreement, or any document or instrument delivered pursuant hereto, to violate any Regulation of the Board.

SECTION 9

DEFAULT

9.1                               Any one or more of the following shall constitute an Event of Default hereunder:

(a)                                 The Borrower fails to pay any Loan Amount when due and continues not to pay for five (5) Business Days thereafter;

(b)                                 Any material representation or warranty made by the Borrower or the Guarantor hereunder or any documentation furnished by it in connection herewith shall prove to have been incorrect in any material respect when made and if capable of remedy, such default continues for fifteen (15) Business Days;

(c)                                  The Borrower or the Guarantor fails to perform or observe any material term, covenant, (either affirmative, negative or financial), or condition in this Agreement or any other Financial Document and such default is not remedied within thirty (30) Business Days;

(d)                                 The validity or enforceability of this Agreement, the Security Documents, the Promissory Note(s) or any Borrowing Notice shall be successfully contested in a court of competent jurisdiction, following the expiry or adjudication of any appeals, by any Governmental Authority, the Borrower or the Guarantor;

(e)                                  The Borrower or the Guarantor, individually or in aggregate, is in default, or shall fail to pay any Indebtedness that is outstanding, in a principal amount of at least two hundred and fifty thousand Dollars ($250,000), when such Indebtedness becomes due and payable, and such default or failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, without waiver by the holder of the Indebtedness;

(f)                                   An event of default has occurred and is continuing pursuant to or under any agreement between any Lender and the Borrower, Guarantor or any member of the Seven Seas Group;

(g)                                  Borrower or the Guarantor shall: (a) generally not, or shall admit in writing its inability to, pay its Indebtedness as it becomes due; (b) make an assignment for the benefit of creditors; (c) apply for or consent to the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for it or substantially all of its assets; (d) voluntarily commence any proceeding or file any petition seeking relief under any federal, state or foreign bankruptcy, insolvency, receivership, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute, whether now or hereafter in effect; (e) take any action for the purpose of effecting any of the foregoing; or (f) fail to dismiss: (A) an involuntary proceeding commenced against it, or (B) an involuntary petition filed in a court of competent jurisdiction against it in respect of either (c) or (d) above, in either case within sixty (60) days of the commencement of such a proceeding;

(h)                                 A moratorium is declared by a court of competent jurisdiction on the payment of any Indebtedness with a principal amount of at least Two Hundred and Fifty Thousand ($250,000) Dollars of the Borrower or the Guarantor;

(i)                                     The Borrower or Guarantor repudiates this Agreement;

(j)                                    If a final judgment, executive writ of seizure and sale or decree for the payment of money due in an amount of at least Two Hundred and Fifty Thousand ($250,000) Dollars has been obtained against the Borrower or the Guarantor;

(k)                                 The failure of WAPA to remain a statutory body of the Government of the USVI during the term of the Loan;

(l)                                     Any breach by the Borrower of the terms and conditions of the WPA;

(m)                             Any termination or abandonment of the Project by the Borrower;

(n)                                 The assets of the Borrower or Guarantor are expropriated or condemned and such expropriation or condemnation could reasonably be expected to result in a Material Adverse Effect; or

(o)                                 Any invalidity of any Lien created by the Security Documents.

9.2                               Acceleration and Suspension of Advances.  If any Event of Default occurs and is continuing (excluding an Event of Default under Section 9.1(g) above), the Lenders by written notice from the Administrative Agent to the Borrower may do one or all of the following:

(a)                                 Declare the Loan to be immediately due and payable and thereafter proceed to exercise any rights and remedies available to it under applicable law; and

(b)                                 By notice to the Borrower, suspend the Lender’s obligation to make Advances, which suspension will continue until such Event of Default has been cured or the Lender otherwise notifies the Borrower that the suspension is removed and such Event of Default has been waived by the Lenders;

provided, however, that, notwithstanding the above, upon the occurrence of an Event of Default under Section 9.1(g) above, the full outstanding Loan Amount shall become immediately due and payable.

9.3                               Default Indemnity.

(a)                                 The Borrower shall indemnify the Lenders against any loss, damage or expense which it may sustain or incur as a consequence of the occurrence of any Event of Default, and all actions, proceedings, costs, damages, expenses, claims and demands howsoever arising in connection therewith (excluding special, indirect and consequential losses or damages), except to the extent such loss, damage or expense is due or results from the Lender’s gross negligence or willful misconduct.

(b)                                 Such indemnity shall include all reasonable documented, out-of pocket legal costs and reasonable expenses (including reasonable attorney’s fees on a full indemnity basis) incurred by the Lenders in connection with any of the foregoing matters including without limitation, the enforcement by the Lenders of its legal rights under this Agreement (except to the extent such cost or expense is due or results from the Lender’s gross negligence, bad faith or willful misconduct).

SECTION 10

EXPENSES

10.1                        The Borrower shall pay the following reasonable, documented and out-of-pocket costs and expenses on demand to the Lenders and the Administrative Agent, regardless of whether or not the transaction is consummated and, where applicable, the choice of Lender’s counsel shall be at the Lender’s sole discretion.

10.2                        The Administrative Agent’s cost of: (i) one (1) external New York counsel plus, (ii) the Lender’s cost of external USVI counsel plus, if applicable the cost of British Virgin Islands external counsel and (iii) the Lender’s reasonable, documented, out-of-pocket expenses, including reasonable travel expenses.

10.3                        All fees and expenses payable to the IE.

10.4                        [Reserved]

10.5                        The Lender’s cost to terminate funding arrangements, in accordance with Section 2.6 and 3.2, save and except where such termination arises as a consequence of an act or omission or default of the Lender, independent of any act or omission or default on the part of the Borrower.

10.6                        All reasonable costs and expenses (including legal fees) incurred by the Administrative Agent and the Lenders in protecting or enforcing their rights under this Agreement.

10.7                        All costs and expenses incurred by the Lenders following an Event of Default, in connection with all site visits and inspections deemed necessary by the Lenders.

SECTION 11

THE ADMINISTRATIVE AGENT

11.1                        Authorization.

(a)                                 Subject to the provisions of Section 12.5, Administrative Agent is authorized to take such action on behalf of each Lender, as directed by the Required Lenders or, if required hereunder, all of the Lenders, as the case may be, and to exercise all such powers as are hereunder and under any of the other Financial Documents and any related documents delegated to Administrative Agent, together with such powers as are reasonably incident thereto, including the authority from time to time to take any action with respect to any collateral or the Financial Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the collateral granted pursuant to the Financial Documents, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by Administrative Agent.  Each Lender (a) authorizes Administrative Agent to execute, deliver and, as necessary, amend all Financial Documents upon its direction to the Administrative Agent on its behalf, and (b) agrees that, upon and after such execution and delivery, such Lender shall be bound by such Financial Documents.

(b)                                 Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent under any Security Document: (i) upon the satisfaction of all Obligations, or (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted (including pursuant to a valid waiver or consent) under any Financial Document (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of an authorized officer of Borrower as to the sale or other disposition of property being made in full compliance with the provisions of the Financial Documents).

(c)                                  The relationship between Administrative Agent and each of the Lenders is that of an independent contractor.  The use of the term “Administrative Agent” is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between Administrative Agent and each of the Lenders.  Nothing contained in this Agreement or the other Financial Documents shall be construed to create an agency, trust or other fiduciary relationship between Administrative Agent and any of the Lenders.

(d)                                 As an independent contractor empowered by Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Financial Documents, Administrative Agent is nevertheless a “representative” of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of Lenders and Administrative Agent with respect to all collateral security and guarantees contemplated by the Financial Documents.  Such actions include the designation of Administrative Agent as “secured party”, “mortgagee” or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of Lenders and Administrative Agent.

11.2                        Employees and Agents.  Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Financial Documents.  Administrative Agent may utilize the services of such Persons as agents in its sole discretion and may pay any and all reasonable fees and out-of-pocket expenses of any such Persons.

11.3                        No Liability.  Neither Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any Administrative Agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the Financial Documents or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever.

11.4                        No Representations.  Administrative Agent shall not be responsible for the execution or validity or enforceability of this Agreement, or any of the other Financial Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Promissory Note, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Promissory Note, or for any recitals or statements, warranties or representations made herein or in any of the Financial Documents or in any certificate or instrument hereafter furnished to it by or on behalf of Borrower or Guarantor, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Promissory Note or to inspect any of the properties, books or records of Borrower or Guarantor.  Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by Borrower, Guarantor or any holder of the Promissory Note shall have been duly authorized or is true, accurate and complete.  Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of Borrower or Guarantor.  Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Administrative Agent agrees to provide the Lenders with notice of (a) the acceleration of the Obligations and (b) the commencement of the exercise of remedies under the Financial Documents.

11.5                        Payments.

(a)                                 A payment by Borrower to Administrative Agent hereunder or any of the other Financial Documents for the account of any Lender shall constitute a payment to such Lender.  Administrative Agent agrees promptly to distribute to each Lender such Lender’s Commitment Percentage of payments received by Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Financial Documents.

(b)                                 If in the sole and absolute opinion of Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Promissory Note or under any of the other Financial Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Administrative Agent its Lender’s Commitment Percentage of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement or any of the other Financial Documents, any Lender that fails to make available to Administrative Agent its Lender’s Commitment Percentage of any Loan Amount shall be deemed a delinquent lender (a “Delinquent Lender”) until such time as such delinquency is satisfied.  A Delinquent Lender shall be deemed to have assigned any and all payments due to it, whether on account of outstanding Loan Amounts, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective Lender’s Commitment Percentages of all outstanding Loan Amounts.  The Delinquent Lender hereby authorizes Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their Lender’s Commitment Percentages of all outstanding Loan Amounts.  A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loan Amounts of the nondelinquent Lenders, the Lenders’ respective pro rata shares of all outstanding Loan Amounts have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

(d)                                 Lenders ratably agree hereby to indemnify and hold harmless Administrative Agent, its Affiliates and their respective officers, directors, employees and agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which Administrative Agent or such Affiliate or such officer, director, employee or agent has not been reimbursed by the Borrower as required herein or under any other Financial Documents, and liabilities of every nature and character arising out of or related to this Agreement, or any of the other Financial Documents or the transactions contemplated or evidenced hereby or thereby, or Administrative Agent’s actions taken hereunder or thereunder.

(e)                                  In its individual capacity, Administrative Agent shall have the same obligations and the same rights, powers and privileges in respect to its Lenders Commitment Percentage and the portion of the Loan Amount made by it, as it would have were it not also Administrative Agent.

11.6                        Resignation.  The Administrative Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Lenders and Borrower.  Upon any such resignation, the Lenders shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Lenders or accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent’s resignation, the provisions of this Agreement and the other Financial Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

11.7                        Administrative Agent May File Proofs of Claim.

(a)                                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial, administrative or like proceeding or any assignment for the benefit of creditors relative to: the Borrower or the Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan Amount shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding, under any such assignment or otherwise:

(i)                                     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan Amount and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders and the Administrative Agent) allowed in such proceeding or under any such assignment; and

(ii)                                  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)                                 Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding or under any such assignment is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, nevertheless to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent hereunder.

(c)                                  Nothing contained herein shall authorize Administrative Agent to consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owed to such Lender or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding or under any such assignment.

SECTION 12

GENERAL

12.1                        Severability.  Any provision of this Agreement that is held to be inoperative, unenforceable or invalid in whole or in part as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid to such extent without affecting the remaining provisions or the operation, enforceability or validity of that provision as to the other parties or in any other jurisdiction and to this end, the provisions of this Agreement are declared to be severable.

12.2                        No Waiver, Cumulative Remarks.  No failure or delay by the Lenders in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof.  The partial or single exercise of any right, remedy, power or privilege under this Agreement shall not operate as a waiver or as an estoppel regarding any rights under the same.  All rights and remedies provided in this Agreement are cumulative and may be exercised contemporaneously or successively, and are in addition to and not exclusive of any other rights and remedies provided by law.

12.3                        Conclusive Evidence.  A certificate signed by an officer of the Lender shall be conclusive evidence as to any rates or amounts to be calculated or owing under or in respect of this Agreement (save for demonstrable error).

12.4                        Entire Agreement.  This Agreement contains all of the representations and warranties, undertakings, covenants and agreements between the parties.  All prior negotiations, understandings, undertakings, covenants, representations and agreements, whether oral or written, in connection with the Agreement are merged herein.

12.5                        Modification, Amendment.  No provision of this Agreement or any other Financial Document may be amended, supplemented, modified or waived, except by a written instrument signed by the Administrative Agent (at the direction of the Required Lenders), the Borrower and the Guarantor, as applicable; provided that, notwithstanding the foregoing provisions, no such waiver and no such amendment, supplement or modification shall: (i) increase a Lender’s Commitment Percentage (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Loan Amount, shall not constitute an increase of the Lender’s Commitment Percentage), without the prior written consent of such affected Lender, (ii) postpone or delay the scheduled final maturity date of any Loan, without the prior written consent of each affected Lender, or postpone or delay any date fixed by this Agreement or any other Financial Document for any payment of principal, interest or fees due to any Lender hereunder or under any other Financial Document, without the prior written consent of such affected Lender, (iii) reduce the principal of, or the rate of interest specified in any Financial Document on, any Loan Amount of any Lender, without the prior written consent of such affected Lender, (iv) release all or substantially all of any collateral except as shall be otherwise provided in any Security Document or other Financial Document, or consent to the assignment or transfer by the Borrower of or the Guarantor any of their respective obligations under this Credit Agreement or any other Financial Document without the prior written, unanimous consent of the Lenders, or (v) amend, modify or waive any provision of this Section 12.5 without the prior written, unanimous consent of the Lenders.  Any waiver and any amendment, supplement or modification made or entered into in accordance with this Section 12.5 shall be binding upon the Borrower and the Lenders (including the Administrative Agent).  Any amendment or waiver of any provision of any document which relates to the rights or obligations of the Administrative Agent shall require the written agreement of the Administrative Agent in addition to satisfying any other requirement under this Agreement.

12.6                        Assignment.  The Borrower and the Guarantor may not assign, without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed) whether in whole or in part, the benefits of this Agreement.  Prior to the Final

Drawdown Date and in the absence of an Event of Default, the rights and obligations of the Lenders hereunder may be assigned with the prior written consent of the Borrower, the Guarantor and the Required Lenders (such consent not to be unreasonably withheld or delayed, and such consent of the Borrower and the Guarantor not to be required after the occurrence and during the continuance of an Event of Default).  After the Final Drawdown Date or following the occurrence and during the continuance of an Event of Default, the rights and obligations of the Lenders may be assigned without notice to the Borrower or Guarantor.

12.7                        Disclosure of Information — Confidentiality.  The Lenders, the Borrower and the Guarantor (each a “Confidential Information Holder” as the context may require) agree to maintain the confidentiality of all non-public information disclosed by the Lenders, the Borrower or the Guarantor in connection with the Financial Documents (“Confidential Information”); provided, however, that a Confidential Information Holder may disclose the Confidential Information: (i) if the Confidential Information Holder obtains such Confidential Information from a third party who is not bound by the obligation of confidentiality; (ii) if the Confidential Information is a matter of public knowledge through no fault of the Confidential Information Holder; (iii) to any assignee or to any Person who may otherwise enter into contractual relations with the Confidential Information Holder in relation to this Agreement, provided, that, prior to any such disclosure, such assignee or Person shall agree to preserve the confidentiality, pursuant to this Section 12.7, of any Confidential Information received by it from the Confidential Information Holder; (iv) if the Confidential Information is disclosed under a requirement of law or by the Confidential Information Holder in the course of enforcing its rights hereunder or defending itself against any action, suit claim or similar dispute or (v) any disclosures of Confidential Information required by US GAAP.

Notwithstanding the foregoing, the Borrower and the Guarantor agree that the Lenders may disclose the following information in their respective annual report or in advertising (in the form of a tombstone): the name of the Lender, the name of the Borrower and Guarantor, the date of this Agreement, a general description of the transaction (including the country) relating to this Agreement and the amount of the Loan.

12.8                        Withholding Taxes.  All payments due hereunder (including without limitation under any Promissory Notes contemplated by this Agreement) shall be made without set off and free from all Taxes imposed on the Lender unless deduction of said Taxes cannot be avoided or waived by operation of law.  In the event that the Borrower is required by law to deduct Taxes from such payment then (a) provided that the Lender would continue to be entitled to treat any such deductions by the Borrower as evidence that it has already paid Taxes on payments to it from the Borrower hereunder, the Borrower shall provide the Lender with evidence that it has paid the Taxes deducted from payments to the relevant authorities; (b) regardless of whether the circumstances in clause (a) are or are not applicable, the payments due by the Borrower must still be increased insofar as necessary in order to ensure that the amount which remains following such deductions shall equal the amount which would have been made payable in the absence of such requirement.

In the event that a Lender located in the USVI funds its pro rata share of the Loan from outside of the USVI, the Margin shall be adjusted to reflect withholding tax on the Lender’s funding.

12.9                        Business Day Interest Extension.  Whenever a Payment Date occurs on a day other than a Business Day, such Payment Date shall be the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

12.10                 Judgment Currency.  It is of the essence of this Agreement that the respective parties make the various payments hereunder in the currency expressed for such payments (the currency expressed with respect to each payment therein called the “Required Currency” of such payment).  The obligation of each party to make each payment in the Required Currency shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency (including the payment of damages for the breach of this Agreement), until and except to the extent that such tender or recovery shall result in the actual receipt by the receiving party in the Required Currency of the amount expressed to be payable in that currency.  The obligation of each party to make such payment in the Required Currency shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the Required Currency of the amount, (if any), by which such actual receipt shall fall short of the full amount of the Required Currency and shall not be affected by judgment being obtained for any other sums due under this Agreement.

12.11                 Notices.  All notices, requests, demands, directions, consents and other communications under this Agreement shall, unless otherwise stated herein, he in writing, and mailed or hand-delivered or sent by facsimile or e-mail transmission as to each party hereto, at the address for such party set forth below, or at stich address as shall be designated by the party in a written notice to the other party hereto (and, for ease of reference, facsimile or e-mail transmissions sent from the Borrower to the Administrative Agent and/or Lenders shall be governed by the terms and conditions of the Electronic Communication Agreement, save to the extent that any of its provisions are in conflict with the terms of this Agreement, and, in such cases, the terms of this Agreement shall have priority):

If to the Borrower:                                           Seven Seas Water Corporation (USVI)
c/o Marjorie Rawls Roberts, PC
One Hibiscus Alley
5093 Dronningens Gade, Ste. 1
St. Thomas, VI 00802
Attention:  Secretary
Facsimile:  +1 (340) 776-7951

With a copy to:                                                            AquaVenture Holdings LLC
14400 Carlson Circle
Tampa, FL 33626
Attention:  John Curtis
Facsimile:  +1 (813) 855-8631

If to the Administrative Agent:

The Bank of Nova Scotia
720 King Street West, 2nd Floor
Toronto, Ontario M5V 2T3

Attention:  Director Agency

Department:  Global Wholesale Services

Reference:  Seven Seas Water Corporation (USVI)

Facsimile:  +1 (416) 866-5991

If to The Bank of Nova Scotia as Lender:

The Bank of Nova Scotia

720 King Street West, 2nd Floor

Toronto, Ontario M5V 2T3

Attention:  Director Agency

Department:  Global Wholesale Services

Reference:  Seven Seas Water Corporation (USVI)

Facsimile:  +1 (416) 866-5991

If to FirstBank Puerto Rico as Lender:

FirstBank Puerto Rico

P.O. Box 309600

St. Thomas, U.S. Virgin Islands 00803

Attention:  Maria B. Conor

Department:  Commercial Lending

Reference:  Seven Seas USVI Term Loan

Facsimile:  +1 (340) 776-5434

Phone:  +1 (340) 775-8809

If to Guarantor:                                                         AquaVenture Holdings LLC

14400 Carlson Circle

Tampa, FL 33626

Attention:  Jeff Lentz

Facsimile:  +1 (813) 855-8631

All such notices, requests, demands, directions and other communications shall, in the case of hand delivery, overnight or international courier, and facsimile or e-mail transmission, be effective when received, if received between the hours of 8.30 am and 4.30 pm on a Business Day, and if not so received on a Business Day, shall be effective from the next day which is a Business Day; and in the case of mail, (other than overnight or international courier) on the third (3rd) Business Day following the posting thereof, postage prepaid.

12.12                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.  Delivery of an executed signature page to this Agreement by any party by electronic transmission will be effective as delivery of a manually executed copy of this Agreement by such party.

12.13                 General Indemnity.  The Borrower shall indemnify, exonerate and hold each of the Lenders, the Administrative Agent and each of its respective Affiliates, officers, directors, employees and agents (collectively the “Indemnified Parties”), free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith, (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable documented, out-of-pocket legal fees and disbursements, but excluding indirect, special or consequential losses or damages (collectively the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

(a)                                 any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of this Loan;

(b)                                 the entering into and performance of this Agreement, the Financial Documents and the documents set out in Appendices I to V thereto, by the Borrower, (including any action brought by or on behalf of the Borrower as a result of any determination by the Lenders to suspend the Lender’s obligations to make Advances pursuant to Section 9.2 of the Agreement or to terminate an Advance pursuant to Section 7 of the Agreement but not including any breach of this Agreement and any breach of the documents set out in Appendices I to V thereto by the Lender); and

(c)                                  any investigation, litigation or proceeding which relates directly to the Borrower or the Guarantor related to any aspect of this Agreement, the Financial Documents and the documents set out in Appendices 1 to V thereto, except (in relation to (a), (b) and (c) above), for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Parties’ gross negligence, bad faith, or wilful misconduct.

12.14                 Right of Set-off.  If an Event of Default shall have occurred and be continuing, the Administrative Agent and each Lender, and any Affiliate of the Administrative Agent and each Lender, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and any other obligations (in whatever currency) at any time owing, by the Administrative Agent and such Lender or any such Affiliate, to or for the credit or the account of the Borrower or the Guarantor, against any and all of the Obligations of the Borrower and any Guaranteed Obligations (as defined in the Guarantee) of the Guarantor then due and owing under this Agreement, this Guarantee, or any other Financial Document (as applicable) to such Lender, the Administrative Agent or their Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement, the Guarantee, or any other Financial Document and although such obligations of the Administrative Agent and Lender may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or Administrative Agent different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness; provided, that in the event that any Delinquent Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 11.5 (c) and, pending such payment, shall be segregated by such Delinquent Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the other Lender, and (b) the Delinquent Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the

Obligations owing to such Delinquent Lender as to which it exercised such right of set-off.  The rights of the Administrative Agent and each Lender and each of their respective Affiliates under this Section 12.14 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Administrative Agent or their respective Affiliates may have.  Each Lender agrees to notify each other Lender and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 13

APPLICABLE LAW AND JURISDICTION

13.1                        This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without reference to its principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

13.2                        The parties hereby irrevocably submit, on a non-exclusive basis, to the jurisdiction of any State or United States Federal Court sitting in the State of New York, United States of America and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, the Guarantee, or any Promissory Notes or for the recognition or enforcement of any judgment.  The Borrower and the Guarantor irrevocably appoints CT Corp., an agent for service of process to accept service from the courts of the State of New York, United States of America, in any action.

13.3                        THE PARTIES HERETO EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13.4                        All indemnification and expense reimbursement provisions set forth herein, including, without limitation, those set forth in Section 12.13, shall survive the execution and delivery of this Credit Agreement and the Promissory Notes and the making and repayment of the Loan Amounts.  In addition, each representation and warranty made or deemed to be made pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

13.5                        Each Lender hereby notifies the Borrower and the Guarantor that, pursuant to the requirements of the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender is required to obtain, verify and record information that identifies the Borrower and Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower and Guarantor that will allow such Lender to identify the Borrower and Guarantor in accordance with such act.  This notice is given in accordance with the requirements of the U.S.A. Patriot Act and is effective as to each Lender.

[the signature pages follow this page]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on the date above written.

SIGNED, SEALED, AND DELIVERED

The Bank of Nova Scotia, as Lender

By:	/s/ Sharmane A. Brookes	By:	/s/ Lawrence Aqui
	Name: Sharmane A. Brookes		Name: Lawrence Aqui
	Title: Commercial Banking Manager		Title: Vice President

FirstBank Puerto Rico, as Lender

By:	/s/ Maria B. Conor	By:	/s/ Joseph E. Hosie
	Name: Maria B. Conor		Name: Joseph E. Hosie
	Title: Vice President		Title: Senior Vice President

Seven Seas Water Corporation (USVI), as Borrower

By:	/s/ John. F Curtis
Name: Vice President Finance, Treasurer and Secretary
Title: John F. Curtis

AquaVenture Holdings LLC, as Guarantor

Executing this Agreement specifically and exclusively in respect of sub-Sections 1.55, 1.56, 1.78, 4.1(e), 4.1(f), 5.1(f), 5.1(l), 6.1(a), 6.1(b), 6.8, 6.13, 6.16(a), 6.16(b), 8.12, 8.15, 9.1(b), 9.1(c), 9.1(d), 9.1(e), 9.1(f), 9.1(g), 9.1(h), 9.1(i), 9.1(j), 9.1(n), 11.4, 11.7, 12.5, 12.6, 12.7, 12.13(c), 12.14, 13.2, 13.3 and 13.5.

By:	/s/ John. F Curtis	By:
	Name: John F. Curtis		Name:
	Title: President and Secretary		Title:

The Bank of Nova Scotia, as Administrative Agent

By:	/s/ Sharmane A. Brookes	By:	/s/ Lawrence Aqui
	Name: Sharmane A. Brookes		Name: Lawrence Aqui
	Title: Commercial Banking Manager		Title: Vice President

FIRST AMENDMENT TO THE CREDIT AGREEMENT

This First Amendment to the Credit Agreement (the “Amendment”) is made on the 9th day of September, 2013.

BETWEEN:

The Bank of Nova Scotia, as Administrative Agent {the “Agent”)

AND

The Bank of Nova Scotia, as Lender (“Scotiabank”)

AND

FirstBank Puerto Rico, as Lender (“FirstBank” and together with Scotiabank, the “Lenders”)

AND

Seven Seas Water Corporation (USVI) (the “Borrower”)

AND

Aqua Venture Holdings LLC (the “Guarantor”)

WHEREAS

A)                                   The Borrower, the Lenders and the Agent entered into a credit agreement dated as of March 27, 2013, whereby the Lenders made available to the Borrower a credit facility of up to US$25,000,000 (the “Credit Agreement”); and

B)                                   The Borrower, the Guarantor, the Lenders and the Agent have now agreed to make certain amendments to the Credit Agreement as set forth herein.

NOW THEREFORE IT IS HEREBY AGREED by and between the parties to this Amendment, that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Wherever used in this Amendment, unless the context shall otherwise require, terms defined in the Credit Agreement shall have the same meaning herein.

1.2                               In this Amendment, the singular includes the plural and vice versa, and references to any gender include any other gender.

1.3                               The clause headings and the titles of the paragraphs and sections of this Amendment are inserted for convenience only and shall be ignored in construing this Amendment.

1.4                               This Amendment is an amendment to the Credit Agreement.  Unless the context of this Amendment otherwise requires, the Credit Agreement and this Amendment shall be read together and shall have effect as if the provisions of the Credit Agreement and this Amendment were contained in one agreement.  The term “Agreement” or “Credit Agreement” when used in the Credit Agreement means the Credit Agreement as amended, supplemented or modified from time to time (including as amended by this Amendment).

ARTICLE 2
AMENDMENTS TO THE CREDIT AGREEMENT

2.1                               Section 1.44 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“1.44 “Final Drawdown Date” means the last date upon which Advances may be provided to the Borrower, which shall be October 15, 2013.”

2.2                               Section 1.94 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“1. 94 “Project Completion Date” means, in respect of both of the Harley Plant and the Richmond Plant, September 30, 2013.”

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                               The Borrower represents and warrants that the representations and warranties contained in Section 8 of the Credit Agreement continue to be true and correct as if made on and as of the date hereof.

ARTICLE 4
MISCELLANEOUS PROVISIONS

4.1                               The Borrower acknowledges and confirms that, except as amended hereby, the Credit Agreement shall remain in full force and effect, without further amendment, and is hereby ratified and confirmed, and the Guarantor acknowledges and confirms that the Guarantee remains in full force and effect and is hereby ratified and confirmed.

4.2                               This Amendment shall be construed and enforced in accordance with, the laws of the State of New York, United States of America, without reference to its principles of conflicts of laws, (other than Section 5-1401 of the New York General Obligations Law).

4.3                               This Amendment relates only to the specific matters expressly covered herein, and except for the amendments under the Credit Agreement expressly provided for herein, this Amendment shall not be considered to be a waiver of any other rights or remedies the Lenders or

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the Agent may have under the Credit Agreement, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Lenders or the Agent to execute similar or other amendments under the same or similar or other circumstances in the future.

4.4                               This Amendment may be executed by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed as of the date set out above.

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:	/s/ Richard B. McCorkindale
Name: Richard B. McCorkindale
Title: Director

By:	/s/ Luis Pablo Bautista
Name: Luis Pablo Bautista
Title: Senior Manager

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Richard B. Corkindale
Name: Richard McCorkindale
Title: Director, ICCB

By:	/s/ Luis Pablo Bautista
Name: Luis Pablo Bautista
Title: Sr. Manager, ICCB

FIRSTBANK PUERTO RICO, as Lender

By:	/s/ Maria Conor-Freeman
Name: Maria Conor-Freeman
Title: Vice President

By:	/s/ Joseph E. Hosie
Name: Joseph E. Hosie
Title: Senior Vice President

SEVEN SEAS WATER CORPORATION (USVI), as Borrower

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: VP Finance + Director

AQUA VENTURE HOLDINGS LLC, as Guarantor

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: Director + President

Execution Copy

SECOND AMENDMENT TO THE CREDIT AGREEMENT

This Second Amendment to the Credit Agreement (the “Second Amendment”) is made on the 20 day of May 2014.

BETWEEN:

The Bank of Nova Scotia, as Administrative Agent (the “Agent”)

AND

The Bank of Nova Scotia, as Lender (“Scotiabank”)

AND

Seven Seas Water Corporation (USVI) (the “Borrower”)

AND

Aqua Venture Holdings LLC (the “Guarantor”)

WHEREAS

A)                                   The Borrower, the Guarantor, the Lenders and the Agent entered into a credit agreement dated as of March 27. 2013, whereby the Lenders made available to the Borrower a credit facility of up to US$25,000,000 (the “Original Credit Agreement”); and

B)                                   The Borrower, the Guarantor, the Lenders and the Agent agreed to make certain amendments to the Original Credit Agreement pursuant to a First Amendment to the Credit Agreement dated September 9, 2013 (the Original Credit Agreement as so amended, the “Credit Agreement”); and

C)                                   The Borrower has breached certain covenants of the Credit Agreement as described herein and has requested the Lenders waive such breaches of covenant, and the Required Lender has so agreed on the terms and conditions set forth herein; and

D)                                   The Borrower, the Guarantor, the Required Lender and the Agent have now agreed to make further amendments to the Credit Agreement as set forth herein.

NOW THEREFORE IT IS HEREBY AGREED by and between the parties to this Second Amendment, that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

Execution Copy

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Wherever used in this Second Amendment, unless the context shall otherwise require, terms defined in the Credit Agreement shall have the same meaning herein.

1.2                               In this Second Amendment, the singular includes the plural and vice versa, and references to any gender include any other gender.

1.3                               The clause headings and the titles of the paragraphs and sections of this Second Amendment are inserted for convenience only and shall be ignored in construing this Second Amendment.

1.4                               This Second Amendment is an amendment to the Credit Agreement.  Unless the context of this Second Amendment otherwise requires, the Credit Agreement and this Second Amendment shall be read together and shall have effect as if the provisions of the Credit Agreement and this Second Amendment were contained in one agreement.  The term “Agreement” or “Credit Agreement” when used in the Credit Agreement means the Credit Agreement as amended, supplemented or modified from time to time (including as amended by this Second Amendment).

ARTICLE 2
AMENDMENTS TO THE CREDIT AGREEMENT

2.1                               Negative Pledge by Guarantor.  Section 5.1(f) of the Credit Agreement is hereby deleted in its entirety.

2.2                               Limitation on Distributions.

(a)                                 The definition of “Distributions” is hereby deleted in its entirety and replaced with the following:

“Distributions” means payments by the Borrower (i) to its shareholders in respect of its capital stock or other ownership interests, including, without limitation, payment of dividends, (ii) to its shareholders or affiliates of its shareholders in respect of principal or interest on Related Party Debt and (iii) of any management, consulting or similar fees to any affiliate of the Borrower or to any director or officer of an affiliate of the Borrower or to any person not dealing at arm’s length with the Borrower, in each case, in cash or other property except for payments payable solely in stock or other ownership interests.

(b)                                 Section 5.1(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(g) Limitation on Distributions:  Except as permitted pursuant to Section 2.1, make any Distribution unless (i) the projected and historical DSCR on a rolling four calendar quarter basis is equal to at least 1.40X, (ii) the DSR is fully funded, and (iii) all other covenants have been, and are, met;”

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2.3                               Limitation on Indebtedness.

(a)                                 The following new definition of “Related Party Debt” is hereby added to Section 1 (Definitions) in the correct alphabetical order:

“Related Party Debt” means Indebtedness owing by (i) the Borrower to a shareholder of the Borrower or (ii) the Borrower to an affiliate of a shareholder of the Borrower.”

(b)                                 Section 5.1(h) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(h) Limitation on Indebtedness:  At any time, incur, assume or permit any Indebtedness in an amount in excess of three million Dollars ($3,000,000), provided that, for the purposes of this Section 5.1(h) “Indebtedness” shall not include the Loan and any Related Party Debt.”

(c)                                  For avoidance of doubt, accounts payable by the Borrower to a shareholder of the Borrower or an affiliate of a shareholder of the Borrower arising from the delivery of goods or the provision of trade services to the Borrower and payable within 180 days of the delivery of such goods or the provision of such trade services are not “Indebtedness” or “Related Party Debt” as defined in the Credit Agreement.

2.4                               Maintenance of Insurance.  Section 6.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“6.2 The Borrower hereby covenants that it shall (i) prior to the Project Completion Date, on an annual basis, provide the Administrative Agent with copies of a builder’s all-risk insurance policy (including hurricane and earthquake risk) insuring the Project until the Project Completion Date and covering the Project in an amount equal to a replacement cost of at least twenty-five million Dollars ($25,000,000) and (ii) following the Project Completion Date, in each year that any amount of the Loan is outstanding, provide the Administrative Agent with copies of an all-risk insurance policy (including hurricane risk, earthquake risk and business interruption) with a minimum term of twelve (12) months and covering the Project in an amount equal to 105% of the principal amount of the Loan outstanding on the date on which such insurance policy is obtained or renewed, and, in each case, the applicable insurance policy shall name the Administrative Agent as lender loss payee.”

ARTICLE 3
WAIVERS

3.1                               Subject to the satisfaction of the conditions set forth in Section 4.1, the Required Lender hereby agrees to waive any breach, occurring prior to the date of this Fourth Amendment, by the Borrower of Section 5.1(h) (Limitation on Indebtedness).

3.2                               Subject to the satisfaction of the conditions set forth in Section 4.1, the Required Lender hereby agrees to waive the breach by the Borrower of its obligation pursuant to Section

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6.16(a) of the Credit Agreement to deliver the unconsolidated, audited, financial statements of the Borrower for its fiscal year ended December 31, 2013 and the consolidated, audited, financial statements for the Guarantor for its fiscal year ended December 31, 2013 not later than 120 days after the end of the Fiscal Year of the Borrower, provided that such waiver shall automatically terminate and be of no further force or effect if such financial statements are not received by the Agent by May 31, 2014.  Failure by the Borrower to deliver such financial statements by May 31, 2014 shall constitute an Event of Default under the Credit Agreement.

ARTICLE 4
CONDITIONS PRECEDENT

4.1                               The amendments and waivers set forth in this Second Amendment shall become effective and binding on the Lenders only upon satisfaction of the following conditions precedent:

(a)                                 Receipt by the Agent of a fully executed copy of this Second Amendment;

(b)                                 No event shall have occurred, and no Lender shall become aware of, any facts not previously disclosed to it which such Lender determines is reasonably likely to have a Material Adverse Effect; and

(c)                                  Payment by the Borrower to the Agent of an administrative amendment fee in the amount of $5,000.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

5.1                               The Borrower represents and warrants that the representations and warranties contained in Section 8 of the Credit Agreement continue to be true and correct as if made on and as of the date hereof.

ARTICLE 6
MISCELLANEOUS PROVISIONS

6.1                               Confirmation of Agreements.  The Borrower and the Guarantor acknowledge and confirm that, except as amended hereby, the Credit Agreement shall remain in full force and effect, without further amendment, and is hereby ratified and confirmed, and the Guarantor acknowledges and confirms that the Guarantee remains in full force and effect and is hereby ratified and confirmed.

6.2                               Governing Law.  This Second Amendment shall be construed and enforced in accordance with, the laws of the State of New York, United States of America.

6.3                               Limited Effect.  This Second Amendment relates only to the specific matters expressly covered herein, and except for the amendments and waivers under the Credit Agreement expressly provided for herein, this Second Amendment shall not be considered to be a waiver of any other rights or remedies the Lenders and the Agent may have under the Credit Agreement, and shall not be considered to create a course of dealing or to otherwise obligate in

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any respect the Lenders or the Agent to execute similar or other amendments or waivers under the same or similar or other circumstances in the future.

6.4                               Counterparts.  This Second Amendment may be executed by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic communication shall be effective as delivery of a manually executed counterpart of this Second Amendment.

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Execution Copy

IN WITNESS WHEREOF the parties hereto have caused this Second Amendment to be duly executed as of the date set out above.

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:	/s/ Luis Pablo Bautista
Name: Luis Pablo Bautista
Title: Sr. Manager, ICCB

By:	/s/ Mazie MacDonald
Name: Mazie MacDonald
Title: Vice President - ICCB

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Luis Pablo Bautista
Name: Luis Pablo Bautista
Title: Sr. Manager, ICCB

By:	/s/ Mazie MacDonald
Name: Mazie MacDonald
Title: Vice President - ICCB

SEVEN SEAS WATER CORPORATION (USVI), as Borrower

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: Director

AQUA VENTURE HOLDINGS LLC, as Guarantor

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: President and Director

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THIRD AMENDMENT TO THE CREDIT AGREEMENT

This Third Amendment to the Credit Agreement (the “Third Amendment”) is made on the 20th day of  Oct. 2014.

BETWEEN:

The Bank of Nova Scotia, as Administrative Agent (the “Agent”)

AND

The Bank of Nova Scotia, as Lender (“Scotiabank”)

AND

Seven Seas Water Corporation (USVI) (the “Borrower”)

AND

Aqua Venture Holdings LLC (the “Guarantor”)

WHEREAS

A)                                   The Borrower, the Guarantor, the Lenders and the Agent entered into a credit agreement dated as of March 27, 2013, (as amended from time to time, the “Credit Agreement”) whereby the Lenders made available to the Borrower a credit facility of up to $25,000,000.

B)                                   Pursuant to Section 6.13 of the Credit Agreement, the Guarantor is required to maintain a Tangible Net Worth of not less than sixty-five million dollars ($65,000,000).  In connection with a recent merger involving the Guarantor, the Borrower has requested, and the Lender has agreed, that this Tangible Net Worth covenant be reduced to fifty million U.S. dollars ($50,000,000).

C)                                   Accordingly, the Borrower, the Guarantor, the Lenders and the Agent have now agreed to make the amendments to the Credit Agreement as set forth herein.

NOW THEREFORE IT IS HEREBY AGREED by and between the parties to this Third Amendment, that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Wherever used in this Third Amendment, unless the context shall otherwise require, terms defined in the Credit Agreement shall have the same meaning herein.

1.2                               In this Third Amendment, the singular includes the plural and vice versa, and references to any gender include any other gender.

1.3                               The clause headings and the titles of the paragraphs and sections of this Third Amendment are inserted for convenience only and shall be ignored in construing this Third Amendment.

1.4                               This Third Amendment is an amendment to the Credit Agreement.  Unless the context of this Third Amendment otherwise requires, the Credit Agreement and this Third Amendment shall be read together and shall have effect as if the provisions of the Credit Agreement and this Third Amendment were contained in one agreement.  The term “Agreement” or “Credit Agreement” when used in the Credit Agreement means the Credit Agreement as amended, supplemented or modified from time to time (including as amended by this Third Amendment).

ARTICLE 2
AMENDMENTS TO THE CREDIT AGREEMENT

2.1                               Guarantor’s Minimum Tangible Net Worth.  Section 6.13 of the Credit Agreement is hereby amended by replacing the phrase “sixty-five million Dollars ($65,000,000)” with the phrase “fifty million Dollars ($50,000,000)”.

ARTICLE 3
CONDITIONS PRECEDENT

3.1                               The amendment set forth in this Third Amendment shall become effective only upon satisfaction of the following conditions precedent:

(a)                                 Receipt by the Agent of a fully executed copy of this Third Amendment;

(b)                                 No event shall have occurred, and no Lender shall become aware of, any facts not previously disclosed to it which such Lender determines is reasonably likely to have a Material Adverse Effect; and

(c)                                  Payment by the Borrower to the Agent of an administrative amendment fee in the amount of $5,000.

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1                               The Borrower represents and warrants that the representations and warranties contained in Section 8 of the Credit Agreement continue to be true and correct as if made on and as of the date hereof.

ARTICLE 5
MISCELLANEOUS PROVISIONS

5.1                               Confirmation of Agreements.  The Borrower and the Guarantor acknowledge and confirm that, except as amended hereby, the Credit Agreement shall remain in full force and effect, without further amendment, and is hereby ratified and confirmed, and the Guarantor acknowledges and confirms that the Guarantee remains in full force and effect and is hereby ratified and confirmed.

5.2                               Governing Law.  This Third Amendment shall be construed and enforced in accordance with, the laws of the State of New York, United States of America.

5.3                               Limited Effect.  This Third Amendment relates only to the specific matters expressly covered herein, and except for the amendments and waivers under the Credit Agreement expressly provided for herein, this Third Amendment shall not be considered to be a waiver of any other rights or remedies the Lenders and the Agent may have under the Credit Agreement, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Lenders or the Agent to execute similar or other amendments or waivers under the same or similar or other circumstances in the future.

5.4                               Counterparts.  This Third Amendment may be executed by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic communication shall be effective as delivery of a manually executed counterpart of this Third Amendment.

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IN WITNESS WHEREOF the parties hereto have caused this Third Amendment to be duly executed as of the date set out above.

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:	/s/ Luis Pablo Bautista
Name: Luis Pablo Bautista
Title: Director, International Corporate and Commercial Banking

By:	/s/ Mazie MacDonald
Name: Mazie MacDoland
Title: Vice-President, International Corporate and Commercial Banking

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Luis Pablo Bautista
Name: Luis Pablo Bautista
Title: Director, International Corporate and Commercial Banking

By:	/s/ Mazie MacDonald
Name: Mazie MacDonald
Title: Vice-President, International Corporate and Commercial Banking

SEVEN SEAS WATER CORPORATION (USVI), as Borrower

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: Director

AQUA VENTURE HOLDINGS LLC, as Guarantor

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: President and Director

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